UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PennyMac Financial Services, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting and Proxy Statement 2026

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

April 20, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders, or the Annual Meeting, of PennyMac Financial Services, Inc. to be held on Wednesday, June 3, 2026, at 11:00 a.m. Pacific Time. The 2026 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2026.

The Notice of 2026 Annual Meeting of Stockholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Annual Meeting. We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting or any postponement or adjournment thereof by our Board of Directors. Only our stockholders of record at the close of business on April 6, 2026, the record date, are entitled to vote at the Annual Meeting.

Your vote is very important. Please carefully read the Notice of 2026 Annual Meeting of Stockholders and Proxy Statement so that you will know the matters on which we plan to vote at the Annual Meeting, and then vote your shares by proxy, by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting.

ONLINE ANNUAL MEETING: To participate in the online Annual Meeting, you will need to log-in to www.virtualshareholdermeeting.com/PFSI
2026 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement. If it is determined the Annual Meeting will be held at a different time or in a different location or format, an announcement of any such updates will be provided by means of a press release, which will be posted on our website (pfsi.pennymac.com) and filed with the SEC via its EDGAR system.

On behalf of our Board of Directors, we look forward to your participation in our upcoming online Annual Meeting.

Sincerely,

DAVID A. SPECTOR
Chairman and Chief Executive Officer

PennyMac Financial Services, Inc. 3043 Townsgate Road Westlake Village, California 91361

Notice of 2026 Annual Meeting of Stockholders

Date and Time:	Wednesday, June 3, 2026 at 11:00 a.m. Pacific Time

Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2026

Record Date:

April 6, 2026. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and vote at, the 2026 Annual Meeting of Stockholders, or Annual Meeting, and any continuation, postponement or adjournment thereof.

Mailing Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the Proxy Statement and proxy card, as applicable, on or about April 20, 2026 to our stockholders of record on the record date.

Items of Business:	• To elect the ten (10) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2027 annual meeting of stockholders;

• To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026;

• To approve, by non-binding advisory vote, the compensation of our named executive officers; and

• To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Attendance:

To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/ PFSI2026 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Who can attend the Annual Meeting?” in the accompanying Proxy Statement.

Voting:

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy, by mail, by Internet or by telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct that firm or bank as to how to vote your shares.

By Order of the Board of Directors,

DEREK W. STARK

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2026:

This Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com.

| 2026 Proxy Statement	i

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Board of Directors, or our Board, and the upcoming 2026 Annual Meeting of Stockholders, or the Annual Meeting. References in this Proxy Statement to “we,” “us,” “our,” and the “Company,” refer to PennyMac Financial Services, Inc. and its affiliates, unless the context otherwise requires. This summary does not contain all of the information that you should consider in advance of the Annual Meeting and we encourage you to read the entire Proxy Statement before voting. This Proxy Statement has been made available to our stockholders on the Internet on or about April 20, 2026.

2026 Annual Meeting of Stockholders

Date and Time:	Wednesday, June 3, 2026, at 11:00 a.m. Pacific Time
Location:	Online via live webcast at www.virtualshareholdermeeting.com/PFSI2026
Record Date:	April 6, 2026
Mail Date:	April 20, 2026

Voting Matters and Board Recommendations

Matter		Our Board Vote Recommendation
Proposal 1:	Election of ten (10) director nominees identified in the Proxy Statement to serve on our Board, each for a one-year term expiring at the 2027 annual meeting of stockholders	FOR each Director Nominee
Proposal 2:	Ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR
Proposal 3:	Approval, by non-binding advisory vote, of the compensation for our named executive officers	FOR

Director Nominees

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
David A. Spector	63	2012	Chairman and Chief Executive Officer of PennyMac Financial Services, Inc.	None
Doug Jones	69	2023	Director, President and Chief Mortgage Banking Officer of PennyMac Financial Services, Inc.	None
Sunil Chandra	54	2024	Founder and CEO of Dyme Digital, Inc.	Nominating & Corp. Gov. Risk
Jonathon S. Jacobson	65	2021	Non-Executive Chair, HighSage Ventures, LLC and Founder, Highfields Capital Management, LP	Nominating & Corp. Gov. Finance

| 2026 Proxy Statement	1

PROXY STATEMENT SUMMARY

Director Nominees	Age	Director Since	Principal Occupation / Key Experience	Committee Membership
Patrick Kinsella †	72	2014	Former Adjunct Professor at USC Marshall School of Business and retired Senior Audit Partner with KPMG, LLP	Audit Related Party Matters Risk
Anne D. McCallion	71	2018	Former Chief Financial Officer and subsequently Chief Enterprise Operations Officer of PennyMac Financial Services, Inc.	Audit Compensation Finance
Farhad Nanji	47	2012	Co-Founder of MFN Partners Management, L.P.	Compensation
Jeffrey A. Perlowitz*	69	2019	Retired Managing Director and Co-Head of Global Securitized Markets of Citigroup and/or its Predecessors	Audit Compensation Finance Risk
Lisa M. Shalett	59	2020	Former Partner of the Goldman Sachs Group, Inc. and former Managing Partner of Brookfield Asset Management	Nominating & Corp. Gov. Related Party Matters Risk
Theodore W. Tozer	69	2017	Non-resident fellow at the Urban Institute and Former President of Government National Mortgage Association	Audit Related Party Matters Risk

† Audit Committee Financial Expert

* Independent Lead Director

We believe our director nominees possess deep and broad skill sets and specific experience and expertise that facilitate strong oversight and strategic direction for us as a leading specialty financial services firm focused on the production and servicing of mortgage loans and the management of investments related to the mortgage market.

2	| 2026 Proxy Statement

PROXY STATEMENT SUMMARY

Director Skills and Qualifications

| 2026 Proxy Statement	3

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

We continuously monitor developments, trends and best practices in corporate governance and consider feedback from stockholders and proxy advisory firms, as appropriate, when enhancing our governance, policies and structure.

✓

Majority Voting Standard in the Election of Directors. Our Amended and Restated Bylaws provide for a majority voting standard for uncontested director elections and plurality voting standard for contested director elections.

		✓	Independent Lead Director. The independent directors of our Board elected Jeffrey A. Perlowitz as our independent lead director for a three-year term that expires in February 2028.
✓

Director Resignation Policy. Our Corporate Governance Guidelines include a requirement that any director nominee who fails to receive a majority vote, if required, for election or re-election will promptly tender his or her resignation to the Board.

		✓	Board Refreshment. We have robust processes to identify, evaluate and select qualified director candidates and we regularly assess the size and composition of the Board.
✓

Director Limitations on Number of Boards. A director who is currently serving as a chief executive officer of a public company, including our Chief Executive Officer, is not permitted to serve on more than two outside public company boards. No other director is permitted to serve on more than five outside public company boards.

✓

Robust Stock Ownership Guidelines. We have robust stock ownership guidelines for our non-management directors (five times the base annual retainer) and executive officers (five times base salary for our Chief Executive Officer; three times base salary for all other executive officers).

✓	Regular Executive Sessions. Our independent directors meet privately on a regular basis. Our independent lead director presides at such meetings.	✓	Regular Board Evaluation. The Nominating and Corporate Governance Committee sponsors an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board.
✓	Stockholder Engagement. We engage in active discussions with our stockholders on a variety of topics throughout the year to ensure that we are addressing their concerns.	✓	Annual Elections. Our Board is not classified and, therefore, we conduct annual elections for all directors who serve on our Board.

4	| 2026 Proxy Statement

PROXY STATEMENT SUMMARY

2025 Business Highlights(1)

$551mm
Pretax income
$501mm
Net income
PENNYMAC
FINANCIAL SERVICES
12%
Return on Equity
31%
Total return to stockholders
Lorem Ipsum

Production Segment Highlights

Total Volumes[(a)] (UPB in billions) - up 25% Y/Y
2025
$145
2024
$116
Pretax Income (in millions) - up 19% Y/Y
2025
$370
2024
$311

Servicing Segment Highlights

Total Portfolio[(b)] (UPB in billions) - up 10% Y/Y
2025
$734
2024
$666
Pretax Income (in millions) - up 58% Y/Y
2025
$325
2024
$205

(a) Includes volume fulfilled for PennyMac Mortgage Investment Trust
(b) Includes loans subserviced for PennyMac Mortgage Investment Trust and others

(1)

For complete information regarding our Fiscal 2025 performance, stockholders should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the audited consolidated financial statements and accompanying notes thereto contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission, or the SEC, on February 20, 2026 and is being made available to stockholders with this Proxy Statement as a part of our 2025 Annual Report to Stockholders.

(2)

Assumes $100 invested in PennyMac Financial Services, Inc. common stock and other stock market indices. The graph displays certain information comparing the cumulative total return on our common stock to the cumulative total return of the Russell 2000 Index and the Dow Jones US Mortgage Finance Total Return Index. The comparison period is from December 31, 2022 to December 31, 2025, and the calculation assumes reinvestment of any dividends.

| 2026 Proxy Statement	5

CORPORATE GOVERNANCE

Corporate Governance

Director Qualification, Board Refreshment and Selection Criteria

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of directors in the context of the current composition of our Board. Final approval of director candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of mortgage, real estate and financial markets. In its efforts to support a Board with a wide range of skills and perspectives, the Nominating and Corporate Governance Committee considers various factors, including personal and professional backgrounds, which can contribute to diverse viewpoints, enhancing overall Board composition and effectiveness. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and our Company at that time, given the then current mix of director attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing directors for re-election, the individual’s past contributions to our Board are also considered.

Pursuant to a separate stockholder agreement with HC Partners LLC, or HCP, HCP has the right to nominate up to two individuals for election to our Board, depending on the percentage of the voting power of our outstanding shares of common stock that it holds, and we are obligated to use our best efforts to cause the election of those nominees. HCP has re-nominated Jonathon S. Jacobson for election to our Board.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, identifies various potential candidates for director. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee also will consider recommendations for nominees properly submitted by our stockholders. See “Information Concerning Voting and Solicitation—When are stockholder proposals due for the 2027 Annual Meeting of Stockholders?” for procedures on submitting any recommendations. If any materials are provided by a stockholder in connection with a recommendation for a director nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee, in the same manner as other recommendations, at its next regularly scheduled or special meeting. The Nominating and Corporate Governance Committee may also retain an independent third party to assist in identifying appropriate director candidates for our Board.

Independence of Our Directors

The New York Stock Exchange, or NYSE, rules require that at least a majority of our directors be independent of our Company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a director and us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) before such director can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the SEC. Our Board has reviewed both direct and indirect transactions and relationships that each of our directors has or had with us and our management and holders of our common stock.

6	| 2026 Proxy Statement

CORPORATE GOVERNANCE

As a result of this review, our Board affirmatively determined that 82% of our current directors are independent under the NYSE rules. The Board determined that our independent directors are Sunil Chandra, Jonathon S. Jacobson, Patrick Kinsella, Joseph Mazzella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett and Theodore W. Tozer, based upon the fact that none of these directors has any material relationships with us other than as directors and holders of our common stock.

Board of Directors Leadership and Independent Lead Director

Our Chairman and the independent lead director provide leadership to and work with our Board to define its structure and activities in the fulfillment of its responsibilities. The Board determined in March 2026 that the position of Chairman of the Board should continue to be held by David A. Spector. Mr. Spector has served as a key executive since our founding in 2008 and throughout our development into one of the largest mortgage lenders in the country. In addition, Mr. Spector has demonstrated significant leadership skills while strengthening our overall competitive position during a housing and mortgage market impacted by inflation, interest rates and regulatory changes. The Board believes Mr. Spector’s past experience has made him uniquely positioned to lead and oversee the Board and identify and execute our future strategic initiatives. In addition, Mr. Spector has proven himself capable of leading Board discussions on new initiatives and strategic priorities, facilitating internal Board communication and ensuring proper Board oversight of key issues.

This determination is based, in part, on our belief that independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running our Company to effectively lead our Board. As the director most familiar with our business and industry, he is capable of identifying new initiatives and businesses, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure our Board’s proper oversight of these issues. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential independent lead director with a strong voice. The independent lead director works with our Chairman of the Board and other directors to provide informed, independent oversight of our management and affairs. Among other things, the independent lead director reviews and provides input on Board meeting agendas and materials, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent directors, and chairs an executive session of the independent directors at each regularly scheduled Board meeting. Our Board re-elected Jeffrey A. Perlowitz in February 2025 as its independent lead director for a three-year term expiring in February 2028.

Director Education

New directors receive an orientation upon joining the Board, including the opportunity to meet with members of management, which is designed to familiarize new directors with the Company’s purpose, business, operations, strategic direction, financial matters, risk management, corporate governance practices and other key policies and practices. The Board also believes in the importance of continuing director education to enhance the performance of the Board and its committees. All directors are offered membership with the National Association of Corporate Directors, a nationally recognized organization providing corporate governance and director education. In addition, directors receive ongoing internal education from management and the Company’s advisors on matters relevant to the Company’s business, industry trends and developments, corporate governance and other appropriate subjects to assist the directors in discharging their duties.

Management Access	Management Briefings	Continuing Education

Directors have full access to senior management outside of regularly scheduled meetings. New directors receive a detailed director orientation with senior management. All directors receive regular weekly communications related to Board, business and industry matters.

Management and third-party experts provide periodic business updates on major business developments, milestones and internal initiatives to keep the Board informed between regularly scheduled meetings on matters that are significant to the Company and our industry, such as AI and cybersecurity.

Directors are encouraged to participate in development and education programs, seminars and conferences related to corporate governance and business trends relevant to the Board and Company.

| 2026 Proxy Statement	7

CORPORATE GOVERNANCE

Succession Planning

Our Board oversees management’s succession plan for the Chairman and Chief Executive Officer and key positions at the executive officer level. Our Board annually reviews succession plans for the Chairman and Chief Executive Officer and executive management. In addition, the Chairman and Chief Executive Officer annually provides his assessment to our Board of executive leaders and their potential to succeed at key executive management positions.

The Role of the Board in Risk Oversight

Our senior management is responsible for designing, implementing and maintaining an effective and appropriate approach for managing enterprise risk. Our Board and each of its committees, and in particular, the Audit and Risk Committees, have an active role in overseeing our enterprise risk management process, while supporting organizational objectives, improving long-term organizational performance and creating stockholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in determining our business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for our Company.

Our Board encourages senior management to promote a culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. Additionally, our Board works with the input of the Company’s senior management, to assess and analyze the most likely areas of future risk. While our Board has the ultimate oversight responsibility for the risk management process, particularly with respect to those risks inherent in the operation of our businesses and the implementation of our strategic plan, the committees of our Board also share responsibility for overseeing specific areas of risk management as follows:

Board Committees	Primary Risk Oversight Responsibility
Audit Committee

The Audit Committee focuses on risks associated with the Company’s financial reporting processes and internal controls and receives an annual risk assessment report from our internal auditors. The Audit Committee also discusses with management the Company’s major financial risks and the framework management has established to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Compensation Committee

The Compensation Committee focuses on oversight of our compensation policies and practices, including whether such policies and practices balance risk taking and rewards in an appropriate manner so as not to encourage excessive risk taking.

Finance Committee	The Finance Committee focuses on risks relating to our Company’s liquidity and capital resources and our investment policies and strategies.
Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee focuses on risks associated with proper board governance, including the independence of our directors and the assessment of the performance and effectiveness of each member and Board committee. The Nominating and Corporate Governance Committee also has specific oversight responsibility for risks relating to our corporate sustainability policies, practices and initiatives, including workplace engagement, community involvement, corporate governance and stakeholder reports.

Related Party Matters Committee

The Related Party Matters Committee focuses on risks arising out of potential conflicts of interest, including those between us or any of our subsidiaries, on the one hand, and (i) PennyMac Mortgage Investment Trust, a separate mortgage real estate investment trust listed on the New York Stock Exchange (“PMT”), and its subsidiaries, (ii) any other non-wholly-owned entity that we may manage or over which we may have control (whether through ownership, voting power, contract or otherwise), and (iii) any other identified related party, on the other hand.

Risk Committee

The Risk Committee oversees our enterprise risk profile and management’s approach for assessing, monitoring and controlling such risks, such as production and servicing risks, credit risks, mortgage compliance risks, information technology and cybersecurity risks, climate risks, litigation risks and other risks. The Risk Committee, as well as other members of the Board, receive updates from the Company’s Chief Information Officer and Chief Information Security Officer on the overall data privacy and cybersecurity risk environment, including risk assessments and reports.

8	| 2026 Proxy Statement

CORPORATE GOVERNANCE

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

The Role of the Board in Cybersecurity

Our Board oversees our cybersecurity risks by periodically evaluating cybersecurity reports from senior management, including the Chief Information Officer and the Chief Information Security Officer, as well as reports from the Board committees and third-party consultants. The Risk Committee oversees our enterprise risk management framework, including risks and controls associated with data security, cybersecurity, IT infrastructure, and data privacy. The Audit Committee oversees the internal and external auditors’ review of the effectiveness of our internal controls to mitigate cybersecurity risks.

Committees of the Board of Directors

Our Board has established six principal committees: the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee, the Related Party Matters Committee and the Risk Committee. Our Board committees have also adopted written charters that govern their conduct, each of which is available on our website at pfsi.pennymac.com.

Our Board chairs and committee members are identified in the following table:

Directors	Audit	Compensation	Finance	Nominating & Corporate Governance	Related Party Matters	Risk

Non-Management Directors

Sunil Chandra

Jonathon S. Jacobson

Patrick Kinsella	CC

Joseph Mazzella					CC

Anne D. McCallion			CC

Farhad Nanji		CC

Jeffrey A. Perlowitz*

Lisa M. Shalett				CC

Theodore W. Tozer						CC

Management Directors

David A. Spector†

Doug Jones

†   Chairman of the Board

*    Independent Lead Director

CC – Committee Chair

| 2026 Proxy Statement	9

CORPORATE GOVERNANCE

The primary committee responsibilities, current committee membership and number of meetings held by each such committee of our Board during Fiscal 2025 are summarized below:

Audit Committee	Primary Responsibilities
Members:

The Audit Committee assists our Board in overseeing:

• our accounting and financial reporting processes;

• the integrity and audits of our financial statements;

• our internal control function;

• our compliance with related legal and regulatory requirements;

• the effectiveness of our compliance programs as they relate to applicable laws and regulations governing securities, financial and accounting matters;

• processes to generate statutory reporting related to climate and environmental risks;

• the framework established to monitor major financial risk exposures;

• the qualifications and independence of our independent registered public accounting firm; and

• the performance of our independent registered public accounting firm and our internal auditors.

The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, reviewing and discussing management’s discussion and analysis of financial condition and results of operations to be included in our filings with the SEC, the engagement, retention and compensation of our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and permissible non-audit fees, and reviewing the adequacy of our internal accounting controls. The Audit Committee also monitors trends that may impact the Company’s business operations or strategies.

Patrick Kinsella, Chair Anne D. McCallion Jeffrey A. Perlowitz Theodore W. Tozer
Meetings in 2025: 10

Mr. Kinsella serves as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE.

Our Board has determined that all of the directors serving on the Audit Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Audit Committee, please see the section below entitled “Report of the Audit Committee.”

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CORPORATE GOVERNANCE

Compensation Committee	Primary Responsibilities
Members:

The principal functions of the Compensation Committee are to:

• evaluate the performance of our Chief Executive Officer and other executive officers;

• review and/or recommend to the Board the compensation of our Chief Executive Officer and other executive officers;

• adopt and administer compensation policies, plans and benefit programs for our executive officers and all other members of our executive team;

• review and recommend to our Board compensation plans, policies and programs;

• prepare the compensation committee report on executive compensation to be included in our annual proxy statement;

• review and discuss our compensation discussion and analysis to be included in our annual proxy statement;

• recommend to our Board the compensation for our non-management directors;

• collaborate with the Board’s Nominating and Corporate Governance Committee on succession plans; and

• administer the PennyMac Financial Services, Inc. 2013 and 2022 Equity Incentive Plans and future equity incentive plans adopted by stockholders (collectively, the “Equity Plan”).

The Compensation Committee may form, and delegate authority to, subcommittees when it deems appropriate to the extent permitted under applicable law.

Farhad Nanji, Chair Anne D. McCallion Jeffrey A. Perlowitz
Meetings in 2025: 4

Our Board has determined that all of the directors serving on the Compensation Committee are independent under the applicable rules of the NYSE and SEC. For additional information on the Compensation Committee, please see the section below entitled “Compensation Committee Report.”

Finance Committee	Primary Responsibilities
Members:

The Finance Committee is responsible for overseeing the financial objectives, policies, procedures and activities of our Company, including a review of our capital structure, sources of funds, liquidity and financial position. In connection with these responsibilities of the Finance Committee, its principal functions are to:

• review, assess and monitor our capital structure, liquidity, capital adequacy and reserves;

• review and assess any policies we may establish from time to time that relate to our liquidity management, capital structure and dividend approvals;

• review our short- and long-term investment strategy, investment policies and the performance of our investments;

• monitor our capital budget; and

• review our policies and procedures on hedges, swaps and other derivative transactions.

Anne D. McCallion, Chair Jonathon S. Jacobson Jeffrey A. Perlowitz
Meetings in 2025: 4
Our Board has determined that all of the directors serving on the Finance Committee are independent under the applicable rules of the NYSE.

| 2026 Proxy Statement	11

CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee	Primary Responsibilities
Members:

The principal functions of the Nominating and Corporate Governance Committee are to:

• seek, consider and recommend to the full Board qualified candidates for election as directors and then recommend nominees for election as directors at the annual meeting of stockholders;

• coordinate with the Board and other committees on succession plans relating to the Chief Executive Officer and the Company’s other executive officers;

• periodically prepare and submit to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for director nominees;

• review and make recommendations to our Board on matters involving the general operation of our Board and our corporate governance guidelines;

• annually recommend to our Board nominees for each of its committees;

• annually assess our stock ownership guidelines;

• annually facilitate the assessment of the performance of the individual committees and our Board as a whole and reporting thereon to our Board; and

• oversee our policies, practices and initiatives regarding corporate sustainability.

Lisa M. Shalett, Chair Sunil Chandra Jonathon S. Jacobson Joseph Mazzella
Meetings in 2025: 4
Our Board has determined that all of the directors serving on the Nominating and Corporate Governance Committee are independent under the applicable rules of the NYSE.

Related Party Matters Committee	Primary Responsibilities
Members:

The principal functions of the Related Party Matters Committee are to:

• establish policies and procedures related to the identification and management of certain transactions, and resolve other potential conflicts of interest, between our Company and any of our subsidiaries, on the one hand, and PennyMac Mortgage Investment Trust, or PMT, and its subsidiaries and any other non-wholly-owned entity that we manage or over which we have control (whether through ownership, voting power, contract or otherwise), on the other hand;

• establish policies and procedures related to the identification of any other transactions in which certain related parties, including our directors, executive officers and their family members, have a direct or indirect interest;

• oversee and administer all such policies; and

• review and, if necessary, approve and/or make recommendations to the Board regarding all such transactions, including, but not limited to, our management agreement, servicing agreement, mortgage banking services agreement, MSR recapture agreement, and mortgage loan purchase agreement with PMT, and any amendments of or extensions to such agreements.

Joseph Mazzella, Chair Patrick Kinsella Theodore W. Tozer Lisa M. Shalett
Meetings in 2025: 4
Our Board has determined that all of the directors serving on the Related Party Matters Committee are independent under the applicable rules of the NYSE.

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CORPORATE GOVERNANCE

Risk Committee	Primary Responsibilities
Members:

The principal function of the Risk Committee is to assist our Board in fulfilling its oversight responsibilities relating to the Company’s overall risk profile and management’s approach for assessing, monitoring and controlling such risks. In carrying out its duties, the responsibilities of the Risk Committee include, but are not limited to, the following:

• reviewing, discussing and overseeing our management’s establishment and operation of our Company’s enterprise risk management;

• reviewing annually a schedule of all identified risks facing our Company and the alignment of such risks with our management committees and committees of our Board;

• reviewing annually our enterprise risk management policies;

• overseeing management’s responsibilities for key risks, including production and servicing risks, credit risks, mortgage compliance risks, information technology and cybersecurity risks, climate risks, litigation risks and such other risks as may be identified by management from time to time; and

• directing management to evaluate the effectiveness of our risk management program.

Theodore W. Tozer, Chair Sunil Chandra Patrick Kinsella Jeffrey A. Perlowitz Lisa M. Shalett
Meetings in 2025: 4
Our Board has determined that all of the directors serving on the Risk Committee are independent under the applicable rules of the NYSE.

Board of Directors and Committee Meetings

During Fiscal 2025, our full Board held eight meetings. All directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. Each of our directors attended at least 75% of the aggregate number of meetings held in Fiscal 2025 for the period during which such director served with respect to meetings of our Board and each committee on which such director served.

Executive Sessions of the Independent Directors

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year and that our independent directors meet in executive session without management on a regularly scheduled basis. These executive sessions, which are designed to promote unfettered discussions among our independent directors, are presided over by the independent lead director.

Board Member Attendance at the 2025 Annual Meeting of Stockholders

We expect each member of the Board to attend our annual meetings of stockholders except for absences due to causes beyond the reasonable control of the director. Each director serving during the 2025 annual meeting of stockholders attended the meeting.

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CORPORATE GOVERNANCE

Board Evaluations

The charters of each of the Audit Committee, Compensation Committee, Finance Committee, Nominating and Corporate Governance Committee, Related Party Matters Committee and Risk Committee require an annual performance evaluation. The Nominating and Corporate Governance Committee oversees the annual board assessment process and the implementation of the annual committee assessments. The Nominating and Corporate Governance Committee typically engages an external evaluator to facilitate the Board and committee assessment process. The key areas of focus for the evaluation are Board operations, Board accountability and committee performance. The results of the evaluation are reviewed with the Nominating and Corporate Governance Committee and the full Board. Below is an example of a typical external evaluator led Board evaluation.

Commencement	Evaluation	Analysis	Findings	Follow-Up
The Nominating and Corporate Governance Committee Chair engages an outside law firm and the firm develops a comprehensive questionnaire to serve as the basis for the interview with each director.

Questionnaires are distributed and the outside law firm interviews each director, soliciting feedback on the effectiveness of the Board and the directors individually including on Board size, composition, Board and committee structure and overall performance.

		The outside law firm synthesizes the interview discussions and prepares a summary of findings and themes for the Nominating and Corporate Governance Committee, working with the Chair.	The outside law firm and Chair present findings and themes to the Board, which discusses the findings.	Results requiring additional considerations are addressed at subsequent meetings and reported back to the Board, where appropriate.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers, employees and directors.

In addition, we have adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which sets forth specific policies to guide these individuals in the performance of their duties. The Code of Business Conduct and Ethics and the Code of Ethics for the Chairman, Chief Executive Officer and Senior Financial Officers are available on our website at pfsi.pennymac.com. Our directors, officers and employees are also encouraged to anonymously report suspected violations of the Code of Business Conduct and Ethics through various means, including a toll-free hotline available 24 hours a day, seven days a week.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, available on our website at pfsi.pennymac.com, which, in conjunction with the charters and key practices of the committees of our Board, provide the framework for the governance of our Company. Pursuant to the majority voting standard in our Amended and Restated Bylaws, our Corporate Governance Guidelines provide that if any incumbent nominee for director in an uncontested director election fails to receive a majority vote for election or re-election, if so required, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

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CORPORATE SUSTAINABILITY

Corporate Sustainability

Stakeholder Engagement

Our corporate sustainability approach starts with acknowledging that our stakeholders are the beneficiaries of our growth and success as an enterprise.

Our DNA

Our core values and DNA are centered on being the most trusted partner to our stakeholders.

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CORPORATE SUSTAINABILITY

Corporate Sustainability Priorities Aligned with our Strategic Objectives

With oversight from our Board and its various committees, we are committed to being responsive to our stakeholders as it relates to managing the impacts of our business activities and continuously improving our corporate sustainability and related disclosures. Our Board believes that it is important to establish a robust corporate sustainability program and framework that will support our corporate initiatives. Our corporate sustainability report is prepared by our Senior Managing Director and Chief Human Resources Officer and our Managing Director, Corporate Sustainability. We maintain a corporate sustainability policy, which defines the framework requirements and governing platform for how we identify and manage corporate sustainability impacts of our operations in furtherance of our strategic plans.

Board and Management Oversight Policies and Procedures Monitoring and Evaluation Sustainability Reporting

We maintain a pay-for-performance culture, but we also acknowledge that our core business centered on the essential public good of homeownership serves a broader purpose. Mortgage banking-related investments and production activities allow us to help fund and facilitate home purchases and refinancing activity that make homes more affordable. We also encourage and support our corporate sustainability objectives through our Board governance, our employees and operations and through our community commitments. Our corporate sustainability priorities promote our long-term growth that benefits all of our investors, employees, housing industry customers and other stakeholders. We hold ourselves accountable for managing the corporate sustainability impact of our business activities through a number of operational initiatives.

We seek to operate our facilities in an environmentally sustainable manner that manages our impact on the environment by investing in sustainable products and services, committing to increased waste recycling, focusing on energy efficiency and engaging in conservative water consumption practices. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment.

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CORPORATE SUSTAINABILITY

Corporate Sustainability and Board Committee Oversight

Our Board has established a set of principles, guidelines and practices that support sustainable financial performance and long-term value creation for our stakeholders supported by Board committee oversight:

Nominating and Corporate Governance Committee	Review of our corporate sustainability policies, practices and initiatives, including workplace engagement, community involvement, corporate governance and stakeholder reports.

Audit Committee	Review of our financial disclosures, human capital disclosures and reports related to climate and environmental risks.

Compensation Committee	Review of financial and nonfinancial performance compensation measures in determining executive compensation, managing talent and assessing our Say-on-Pay voting results.

Risk Committee	Review of environmental risks impacting properties that we own or that collateralize loans we own or service, or locations where we conduct operations.

Board and Workforce Composition

Our Board maintains a policy regarding the evaluation of director candidates which states that the Board in its selection of director candidates will consider the overall Board balance of a broad spectrum of backgrounds, perspectives and experiences. Our Board has also established director selection criteria which provides that the Board in its selection of director candidates may consider a number of factors that contribute to a wide range of skills and perspectives, including personal and professional backgrounds, that contribute to a broad range of viewpoints on the Board. Our business is highly dependent upon our employees and our ability to maintain a workplace representing a broad spectrum of backgrounds, perspectives and experiences. We had approximately 4,900 domestic employees as of the end of Fiscal 2025.

Employee Retention and Development

We believe in attracting, developing and retaining highly skilled talent, while providing a supportive work environment that prioritizes the safety and wellness of our employees. Talent development is a critical component of the employee experience and ensures that all employees have career growth opportunities, including establishing development networks and relationships and fostering continued growth and learning. Employees receive regular business and compliance training to help further enhance their career development objectives. We also actively manage enterprise-wide and divisional mentoring programs and have partnered with an external vendor to establish a comprehensive, fully integrated wellness program designed to enhance employee productivity.

Compensation and Succession Planning

Our compensation programs are designed to motivate and reward employees who possess the necessary skills to support our business strategy and create long-term value for our stockholders. Employee compensation may include base salary, annual cash incentives, and long-term equity incentives, as well as life insurance and 401(k) plan matching contributions. We also offer a comprehensive selection of health and welfare benefits to our employees including emotional well-being support and paid parental leave programs. Succession planning is also critical to our operations and we have established ongoing evaluations of our leadership depth and succession capabilities.

Workplace Engagement

We believe that building a high-performing, talented and engaged workforce where our employees bring varied perspectives and experiences to work every day creates a positive influence in our workplace, our business operations and the communities we serve. We prioritize several initiatives that strengthen our workplace culture, including our leadership standards, mentorship programs, business resource groups, and on-site and division-based culture and engagement teams. We actively monitor trends in our workforce and prioritize programs to ensure that our employees have an opportunity to learn, grow, and thrive. Our Board and Board committees also oversee our human capital resource programs and initiatives.

Community Involvement

Our corporate philanthropy program is governed by a philosophy of giving that prioritizes the support of causes and issues of importance in our local communities, and drives a culture of workplace engagement and collaboration throughout our organization. We are committed to

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CORPORATE SUSTAINABILITY

empowering our employees to be a positive influence in the community, which we believe cultivates a sense of purpose and connection that boosts employee productivity and engagement, increases job satisfaction, and ultimately improves employee retention.

Our philanthropy program consists of key components – an employee matching gifts program, a volunteer grants program, a charitable grants program and a corporate sponsorship program – facilitated in part by a separate donor advised fund. Through this fund, we provide support to local charities near our office sites and national organizations aligned with our five philanthropic focus areas: community development and affordable housing, financial literacy and economic inclusion, human and social services, health and medical research, and environmental sustainability. Within these core areas, we proudly support missions such as sustainable homeownership, mortgage and rental assistance, economic empowerment, food insecurity, disaster relief, and family and child services.

Communications with our Board of Directors

Our stockholders and other interested persons may send written communications to the Board, committees of the Board and individual directors (including our independent lead director or the independent/non-management directors as a group) by mailing those communications to:

Board of Directors / Board Committee / Director(s)

c/o PennyMac Financial Services, Inc.

Attn: Corporate Secretary

3043 Townsgate Road

Westlake Village, California 91361

Generally, these communications are sent by us directly to the specified addressee. Any communication that is primarily commercial, offensive, illegal or otherwise inappropriate, or does not substantively relate to the duties and responsibilities of our Board may not be forwarded.

18	| 2026 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

We have eleven current directors. Mr. Mazzella is not standing for re-election, and we are grateful to him for his past service to the Company. The Board has nominated David A. Spector, Doug Jones, Sunil Chandra, Jonathon S. Jacobson, Patrick Kinsella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett and Theodore W. Tozer for election as directors, and each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If our director nominees are elected at this year’s Annual Meeting, they will serve until our 2027 annual meeting of stockholders and until their successors have been duly elected and qualified.

Majority Voting Standard in an Uncontested Election of Directors

Because this is considered an uncontested election under our Amended and Restated Bylaws, a nominee for director is elected to the Board if he or she receives a majority of the votes cast for his or her election, meaning the number of shares voted “FOR” such nominee’s election exceeds the number of shares voted “AGAINST” such nominee’s election. Abstentions and broker non-votes will not affect the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. If an incumbent nominee for director receives a greater number of votes against his or her election than votes for such election, such director shall tender his or her resignation as provided in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee of the Board will then act on an expedited basis to determine whether to accept the director’s tendered resignation and will submit such recommendation for prompt consideration by the Board. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee and the Board will consider any factors they deem relevant. After the Board’s determination, we will promptly publicly disclose in a document filed or furnished with the SEC the Board’s decision regarding the action to be taken with respect to such incumbent director’s resignation. If the Board’s decision is to not accept the resignation, such disclosure will include the reasons for not accepting the resignation. If the director’s resignation is accepted, then the Board may fill the resulting vacancy in accordance with our bylaws. Stockholders have no right to cumulative voting as to any matters, including the election of directors. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR DAVID A. SPECTOR, DOUG JONES, SUNIL CHANDRA, JONATHON S. JACOBSON, PATRICK KINSELLA, ANNE D. MCCALLION, FARHAD NANJI, JEFFREY A. PERLOWITZ, LISA M. SHALETT AND THEODORE W. TOZER AS DIRECTORS TO SERVE UNTIL OUR 2027 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The following paragraphs provide the name and age of each director, as well as each director’s business experience over the last five years or more. Immediately following the description of each director’s business experience is a description of the particular experience, skills and qualifications that were instrumental in the Nominating and Corporate Governance Committee’s determination that the director should serve on our Board.

Name	Age	Position

David A. Spector	63	Chairman

Doug Jones	69	Director

Sunil Chandra	54	Director

Jonathon S. Jacobson	65	Director

Patrick Kinsella	72	Director

Anne D. McCallion	71	Director

Farhad Nanji	47	Director

Jeffrey A. Perlowitz	69	Independent Lead Director

Lisa M. Shalett	59	Director

Theodore W. Tozer	69	Director

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PROPOSAL 1 – ELECTION OF DIRECTORS

Director Nominees

DAVID A. SPECTOR

Mr. Spector has been a member of our Board since December 2012 and has been our Chairman and Chief Executive Officer since February 2021 and, prior thereto, served as our President and Chief Executive Officer from January 2017 through February 2021. He served as our Executive Managing Director, President and Chief Operating Officer from February 2016 through December 2016 and, prior thereto, as President and Chief Operating Officer from February 2013 to February 2016. Mr. Spector has also served in a variety of similar executive positions at Private National Mortgage Acceptance Company, LLC, an affiliate of the Company (“PNMAC”) since its founding in January 2008. In addition, Mr. Spector has been a member of PMT’s board since its formation in May 2009 and has served as its Chairman since February 2021. Prior to joining PNMAC, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Before joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide Financial Corporation, where he was employed from May 1990 to August 2006. Mr. Spector holds a B.A. from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because of his experience as a member of our executive management team and as an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Board Member Since: 2012 Chairman Since: 2021 Age: 63

DOUG JONES

Mr. Jones has been a member of our Board since March 2023 and has been our President and Chief Mortgage Banking Officer since March 2021. Prior thereto, he served as the Company’s Senior Managing Director and Chief Mortgage Banking Officer as well as in a number of other key executive positions since 2011. Mr. Jones also serves as President and Chief Mortgage Banking Officer of PMT and has been a member of PMT’s board since 2023. Mr. Jones is responsible for all business activities relating to mortgage banking operations. Prior to joining PFSI and its affiliates, Mr. Jones worked in several executive positions, including senior vice president, mortgage banking at Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing mortgage banking and correspondent and warehouse lending operations among other roles. Mr. Jones earned a B.A. in Economics from California State University, Sacramento. We believe Mr. Jones is qualified to serve on our Board because he is an experienced mortgage banking executive with significant experience in the correspondent production and direct lending businesses.

Board Member Since: 2023 Age: 69

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PROPOSAL 1 – ELECTION OF DIRECTORS

SUNIL CHANDRA

Mr. Chandra has been a member of our Board since September 2024. Mr. Chandra is the founder of Dyme Digital Inc., a climate fintech and travel platform. Mr. Chandra has been involved with various startups in the artificial intelligence, finance and consumer space as an investor and advisor and was a Vice President and senior manager at Google LLC from 2007 to 2019. From August 2019 to July 2021, Mr. Chandra was CEO of OakNorth Bank plc, a credit intelligence platform utilizing machine learning to enhance commercial banking credit underwriting. From 2004 to 2006 he served as Chief Operating Officer for the Technology group at Barclays Capital in Asia and held leadership roles at McKinsey & Company in Southeast Asia and Greater China. Mr. Chandra received a B.S. in Computer Engineering from the University of Wollongong in New South Wales, Australia, and an M.B.A. from the Association of Professional Engineers, Scientists and Managers, Australia in Sydney, Australia. We believe Mr. Chandra is qualified to serve on our Board because of his experience in technology, financial services, and global operations, combined with his innovative approach to business.

Board Member Since: 2024 Age: 54 Independent Director
Committees: • Risk • Nominating and Corporate Governance

JONATHON S. JACOBSON

Mr. Jacobson has been a member of our Board since February 2021. Mr. Jacobson is currently the non-executive Chairman of HighSage Ventures LLC, a private investment firm formed in 2019 to exclusively manage his family’s assets, and is co-trustee of the One8 Foundation. From December 2022 to December 2024, Mr. Jacobson served as the Assistant Head Coach and Senior Advisor of UNC Charlotte Football. Mr. Jacobson was the Founder, Chief Investment Officer and Chief Executive Officer of Highfields Capital Management LP from 1998 until 2021. Prior to founding Highfields, he was a senior portfolio manager at Harvard Management Company. Mr. Jacobson serves on the Lone Pine Capital Advisory Board and the Novo Capital Investors International Advisory Committee. He is a Lifetime Trustee of the Gilman School in Baltimore, Maryland, where he served on its Investment Committee. Mr. Jacobson is a former director of iHeartMedia, Inc. and iHeartCommunications, Inc. He is a past Vice Chairman of the Board of Trustees of Brandeis University and formerly chaired the International Board of Trustees of Israel’s Institute for National Security Studies. He also formerly served on the Investment Committee of the Weizmann Global Endowment Management Trust and the Board of Dean’s Advisors at Harvard Business School. Mr. Jacobson received an M.B.A. from Harvard Business School and a B.S. in Economics from the University of Pennsylvania. We believe Mr. Jacobson is qualified to serve on our Board because of his expertise in investing and financial services businesses as well as his prior public company board experience.

Board Member Since: 2021 Age: 65 Independent Director
Committees: • Finance • Nominating and Corporate Governance

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PROPOSAL 1 – ELECTION OF DIRECTORS

PATRICK KINSELLA

Mr. Kinsella has been a member of our Board since July 2014. Prior to his retirement as a senior audit partner with KPMG LLP, or KPMG, in May 2013, Mr. Kinsella spent over 35 years at KPMG serving clients generally concentrated in the financial services sector, including banks, thrifts, mortgage companies, automotive finance companies, alternative investment companies and real estate companies. Mr. Kinsella served as an adjunct professor at the USC Marshall School of Business from August 2011 to May 2020, and previously Mr. Kinsella served on the board of directors of Wrap Technologies, Inc. Mr. Kinsella received a B.S. from California State University, Northridge and is a licensed Certified Public Accountant in the State of California. We believe Mr. Kinsella is qualified to serve on our Board because of his extensive experience in providing professional accounting and auditing services to the financial services industry.

Board Member Since: 2014 Age: 72 Independent Director
Committees: • Audit (Chair) • Related Party Matters • Risk

ANNE D. MCCALLION

Ms. McCallion has been a member of our Board since February 2018. Ms. McCallion served as our Senior Managing Director and Chief Enterprise Operations Officer from January 2017 until her retirement in June 2019. Prior thereto, she served as our Senior Managing Director and Chief Financial Officer from February 2016 through December 2016 and as our Chief Financial Officer from January 2013 to February 2016. Ms. McCallion also served in a variety of similar executive positions at PNMAC from 2009 until her retirement. Ms. McCallion served as senior managing director and chief enterprise operations officer of PMT from January 2017 until her retirement in June 2019, and prior thereto, she served as its chief financial officer from its formation in 2009 through December 2016. Prior to joining PFSI and its affiliates, Ms. McCallion was employed in several executive positions, including senior managing director, finance, at Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 1991 until 2008. She also was a member of the technical staff at the Financial Accounting Standards Board and served as a director at Pacific Mercantile Bancorp (NASDAQ: PMBC) and Pacific Mercantile Bank. Ms. McCallion holds a B.S. degree from Gannon University and an M.B.A. degree from Ashland University. She is also a Certified Public Accountant (inactive). We believe Ms. McCallion is qualified to serve on our Board because of her prior experience as a seasoned executive with significant financial expertise and considerable knowledge in the financial and operational aspects of the mortgage banking business.

Board Member Since: 2018 Age: 71 Independent Director
Committees: • Audit • Compensation • Finance (Chair)

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PROPOSAL 1 – ELECTION OF DIRECTORS

FARHAD NANJI

Mr. Nanji has been a member of our Board since our formation in December 2012. In December 2016, Mr. Nanji co-founded MFN Partners Management, L.P., a value-oriented investment management firm based in Boston, Massachusetts. Prior thereto, until December 2015, Mr. Nanji served as a managing director of Highfields Capital Management LP. Mr. Nanji also serves on the board of McDermott International Ltd. Mr. Nanji received an M.B.A. from Harvard Business School and a B.Com. from McGill University. We believe Mr. Nanji is qualified to serve on our Board because of his extensive investment expertise and experience in the mortgage and financial services sectors.

Board Member Since: 2012 Age: 47 Independent Director
Committees: • Compensation (Chair)

JEFFREY A. PERLOWITZ

Mr. Perlowitz has been a member of our Board since February 2019 and our independent lead director since February 2021. He is currently retired. From 1998 until his retirement in 2016, Mr. Perlowitz served as managing director and co-head of global securitized markets at Citigroup and predecessor entities, where he was responsible for sales and trading of residential mortgage loans, commercial mortgages and consumer products. Mr. Perlowitz also serves on the boards of the CION Ares Diversified Credit Fund and the Ares Dynamic Credit Allocation Fund, Inc. Mr. Perlowitz holds a B.S. in Economics and Accounting from The State University of New York at Albany. We believe Mr. Perlowitz is qualified to serve on our Board because of his extensive mortgage finance background and expertise in the securitization of residential mortgage loans.

Board Member Since: 2019 Age: 69 Independent Lead Director
Committees: • Audit • Compensation • Finance • Risk

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PROPOSAL 1 – ELECTION OF DIRECTORS

LISA M. SHALETT

Ms. Shalett has been a member of our Board since October 2020. Ms. Shalett is a former Partner at the Goldman Sachs Group, Inc. and former Managing Partner at Brookfield Asset Management Ltd. Over her 20 years at the Goldman Sachs Group, Inc., she held leadership roles in Equities, Global Compliance, Legal and Internal Audit, and Brand Marketing and Digital Strategy. At Brookfield Asset Management Ltd., she was the firm’s first Head of Strategic Innovation. Currently, Ms. Shalett advises growth companies, serves on the boards of MPower Partners Fund L.P., and as a trustee on Lord Abbett’s Alternatives Fund Boards, and is the cofounder of Extraordinary Women on Boards, a community of women board directors focused on board excellence. Ms. Shalett served on the boards of FTAC Emerald Acquisition Corp from 2021 to 2025, Brookfield Property Partners L.P. from 2015 to 2018, Bully Pulpit Interactive LLC from 2017 to 2022 and AccuWeather, Inc. from 2019 to 2023. She holds an M.B.A. from Harvard Business School and a B.A., summa cum laude, in East Asian Studies from Harvard University. We believe Ms. Shalett is qualified to serve on our Board because of her broad experience in finance, compliance, marketing and strategy in the financial services industry.

Board Member Since: 2020 Age: 59 Independent Director
Committees: • Nominating and Corporate Governance (Chair) • Related Party Matters • Risk

THEODORE W. TOZER

Mr. Tozer has been a member of our Board since August 2017. Mr. Tozer currently serves as a non-resident fellow at the Urban Institute where he works on housing issues. Prior thereto, Mr. Tozer served as the president of the Government National Mortgage Association, or Ginnie Mae, from February 2010 to January 2017 as well as a senior fellow at the Milken Institute’s Center for Financial Markets from June 2017 until January 2022. Before joining Ginnie Mae, Mr. Tozer served as senior vice president of capital markets at National City Mortgage Company. He also has served as a charter member of the National Lender Advisory Boards of both the Federal National Mortgage Association, or Fannie Mae, and the Federal Home Loan Mortgage Corporation, or Freddie Mac, chairman of the Capital Markets Committee of the Mortgage Bankers Association of America (MBA), and as a member of the Residential Board of Governors of the MBA. Mr. Tozer received a B.S. in Accounting and Finance from Indiana University in 1979, and is a Certified Public Accountant (inactive) and a Certified Management Accountant. We believe Mr. Tozer is qualified to serve on our Board because of his numerous years of experience in the mortgage and financial services businesses and his deep understanding of mortgage banking and agency relations.

Board Member Since: 2017 Age: 69 Independent Director
Committees: • Audit • Related Party Matters • Risk (Chair)

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PROPOSAL 1 – ELECTION OF DIRECTORS

Non-Management Director Compensation

The compensation program for our non-management directors is intended to be competitive and fair so that we can attract the best talent to our Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align our directors’ interests with our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Mr. Spector, our Chairman and Chief Executive Officer, and Mr. Jones, our President and Chief Mortgage Banking Officer, are not paid any fees for serving on our Board or for attending Board meetings. Mr. Spector’s and Mr. Jones’s compensation is discussed below under “Compensation Discussion and Analysis” and “2025 Summary Compensation Table.”

The Compensation Committee reviews and recommends to our Board the form and level of director compensation and seeks outside advice from our independent compensation consultant, Pearl Meyer, on market practices when changes are contemplated. Director compensation was reviewed in Fiscal 2025 by our independent compensation consultant relative to peer companies and selected companies within the S&P 500 and Russell 3000 indexes and, in connection with such Fiscal 2025 director compensation review, our independent compensation consultant indicated that an increase in compensation may be warranted based on market studies. Based on the Fiscal 2025 director compensation review, the Compensation Committee, together with senior management and Pearl Meyer, determined that an increase in compensation for all non-management directors was appropriate in light of the expanded time commitment associated with Board service, including greater participation in informal management and third-party speaker series meetings. The Compensation Committee and Pearl Meyer also determined that an increase in compensation for our independent lead director was appropriate to reflect the scope of responsibilities associated with that role and his continued contributions to the Company. Accordingly, on August 18, 2025, the Compensation Committee approved (i) an increase of $15,000 to the base annual retainer for all non-management directors, which became effective in Fiscal 2025, and (ii) an increase of $20,000 to the annual equity award value for non-management directors, which became effective beginning in Fiscal 2026. The Compensation Committee also approved an increase to the independent lead director’s compensation, consisting of a $20,000 increase to the base annual lead director retainer and a $30,000 increase to the annual lead director equity award value in addition to the annual equity award increase for non-management directors.

The following table summarizes the annual cash retainer fees of our non-management directors as of the end of Fiscal 2025:

Base Annual Retainer, all non-management directors	$107,500

Additional Base Annual Retainer, independent lead director	$50,000

Base Annual Retainer, all non-management committee members:

Audit Committee	$10,000

Compensation Committee	$7,750

Finance Committee	$7,750

Nominating and Corporate Governance Committee	$7,750

Related Party Matters Committee	$7,750

Risk Committee	$10,000

Additional Annual Retainer, all committee chairs:

Audit Committee	$12,000

Compensation Committee	$10,750

Finance Committee	$10,750

Nominating and Corporate Governance Committee	$10,750

Related Party Matters Committee	$10,750

Risk Committee	$12,000

Our non-management directors are also eligible to receive certain types of equity-based awards under our Equity Plan that vest on the first anniversary of the grant date. During Fiscal 2025, each of the non-management directors received an annual restricted stock unit, or RSU, grant of 1,547 RSUs with a grant date fair value of $101.76 per share or $157,423. Following the Compensation Committee’s approval of the compensation changes described above, beginning in Fiscal 2026 the annual RSU grant is expected to increase to $177,500 for non-management directors. The independent lead director’s annual RSU grant is expected to be $207,500 beginning in Fiscal 2026, reflecting the additional $30,000 increase. Grants to newly elected or appointed non-management directors are prorated for the remaining portion of the

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PROPOSAL 1 – ELECTION OF DIRECTORS

annual equity award cycle. All members of our Board will also be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

Policy Regarding Receipt of Shares in Lieu of Cash Director Fees. Our Board has adopted a policy whereby non-management director fees may be paid in cash or fully vested shares of common stock at the election of each non-management director. The number of shares of common stock delivered in lieu of any cash payment of director fees shall be equivalent in value to the amount of forgone director fees divided by the market value (as defined in our Equity Plan) of the common stock on the last market trading day preceding the day on which the director fees otherwise would have been paid in cash to the non-management director, rounded down to the nearest whole share.

Change of Control. Upon a change of control (as defined in our Equity Plan), all outstanding equity awards granted to non-management directors will be assumed, or substantially equivalent rights will be substituted, or the awards otherwise will be continued in a manner satisfactory to the Compensation Committee, by the acquiring or succeeding entity or its affiliate and, if not, such equity awards will become fully vested.

2025 Director Compensation Table

The table below summarizes the compensation earned by each non-management director who served on our Board for Fiscal 2025.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(2)(3)	Total ($)

Sunil Chandra	115,793	157,423	273,216

Jonathon S. Jacobson	113,543	157,423	270,966

Patrick Kinsella	137,793	157,423	295,216

Joseph Mazzella	124,293	157,423	281,716

Anne D. McCallion	134,293	157,423	291,716

Farhad Nanji	116,543	157,423	273,966

Jeffrey A. Perlowitz	170,935	157,423	328,358

Lisa M. Shalett	134,293	157,423	291,716

Theodore W. Tozer	137,793	157,423	295,216

(1)

Mr. Spector, our Chairman and Chief Executive Officer, and Mr. Jones, our President and Chief Mortgage Banking Officer, are not included in this table as they are executive officers of our Company and do not receive any additional compensation for their Board services. The compensation that was paid to, or earned by, Messrs. Spector and Jones in Fiscal 2025 is discussed below under “Compensation Discussion and Analysis” and “2025 Summary Compensation Table.”

(2)

Reflects fees earned by the director in Fiscal 2025, whether or not paid in such year. During all or part of Fiscal 2025, each of Messrs. Chandra, Mazzella, and Nanji elected to receive their respective director fees, in the amount of $31,313, $124,293 and $116,543, respectively, in fully vested shares of common stock in lieu of cash.

(3)

Reflects the grant date fair value, as determined in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, of RSUs granted to Messrs. Chandra, Jacobson, Kinsella, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion and Shalett on February 14, 2025. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 20, 2026. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the directors upon vesting and/or settlement of the RSUs. As of December 31, 2025, each of our non-management directors held an aggregate number of RSUs in the following amounts: Messrs. Chandra, Jacobson, Kinsella, Mazzella, Nanji, Perlowitz, Tozer and Mmes. McCallion and Shalett – 1,547.

Non-Management Director Stock Ownership Guidelines

Non-management directors are subject to robust stock ownership guidelines whereby each such director is expected to hold common stock and unvested RSUs with an aggregate market value equal to at least five times the base annual retainer. Non-management directors are expected to meet the ownership guidelines within five years from the date of appointment or election to the Board. Each non-management director who has been a member of our Board for five years or more is in compliance with our stock ownership guidelines. The Nominating and Corporate Governance Committee will annually review each director’s compliance with or progress toward meeting the stock ownership guidelines based on the value of share ownership calculated using the average closing share price over the prior year.

26	| 2026 Proxy Statement

AUDIT MATTERS

Audit Matters

Report of the Audit Committee

The Board of Directors has determined that all of the members of the Audit Committee meet the independence and experience requirements of The New York Stock Exchange, or the NYSE, and that Mr. Kinsella is an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission, or the SEC, and the NYSE.

The Audit Committee met ten times in Fiscal 2025. The Audit Committee’s agenda is established by the Chair of the Audit Committee. The Audit Committee engaged Deloitte & Touche LLP, or Deloitte, as the Company’s independent registered public accounting firm and reviewed with the Company’s Chief Financial Officer and Deloitte the overall audit scope and plans, the results of the external audit examination, evaluations by the independent registered public accounting firm of the Company’s internal controls and the quality of its financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also discussed with Deloitte other matters required to be discussed by a registered public accounting firm with the Audit Committee under applicable standards of the Public Company Accounting Oversight Board, or the PCAOB. The Audit Committee received and discussed with Deloitte its annual written report on its independence from the Company and its management, which is made pursuant to applicable requirements of the PCAOB and considered with Deloitte whether the provision of non-audit services is compatible with its independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily in its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of Deloitte, which in its reports expresses an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and on the effectiveness of its internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the reports of Deloitte, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the Company’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 20, 2026.

The foregoing report has been furnished by the current members of the Audit Committee:

Patrick Kinsella, Chair

Anne D. McCallion

Jeffrey A. Perlowitz

Theodore W. Tozer

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AUDIT MATTERS

Independent Registered Public Accounting Firm Fees for 2025 and 2024

In addition to performing the audits of our financial statements in Fiscal 2025 and Fiscal 2024, Deloitte has provided audit-related, tax and other services for us as reflected in the following table that shows the fees billed to us by Deloitte for these services.

	2025	2024

Audit Fees(1)	$2,704,500	$2,654,140

Audit-Related Fees(2)	848,650	800,700

Tax Fees(3)	541,954	2,482

All Other Fees(4)	336,895	530,000

Total	$4,431,999	$3,987,322

(1)

Audit Fees consist of fees for professional services rendered for the annual audit and reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q and the audit of the annual financial statements of certain of our subsidiaries.

(2)

Audit-Related Fees consist of fees for professional services provided in connection with the issuance of comfort letters and consents in connection with SEC filings and other compliance related testing.

(3)	Tax Fees consist of fees for professional services rendered for tax advisory services.
(4)	All Other Fees consist of fees for certain agreed upon procedures related to our financing transactions.

Pre-Approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2025 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. In addition, the Audit Committee has delegated to the chair of the Audit Committee the authority to approve audit and non-audit services provided by Deloitte, provided that the chair will present any decisions to the Audit Committee at its next scheduled meeting.

28	| 2026 Proxy Statement

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

The Audit Committee appointed Deloitte to serve as our independent registered public accounting firm for the 2026 fiscal year. Deloitte has served as our independent registered public accounting firm since 2008.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Accordingly, we are asking stockholders to ratify the appointment of Deloitte.

The Board is submitting the appointment of Deloitte to our stockholders for ratification because we value our stockholders’ views on this appointment and as a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

Ratification of the appointment of Deloitte as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not affect the approval of this proposal. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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SECURITY OWNERSHIP INFORMATION

Security Ownership Information

Security Ownership of Executive Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by (1) each of our named executive officers, (2) each of our current directors and director nominees, and (3) all of our current directors and executive officers as a group as of March 31, 2026. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Common Stock Beneficially Owned(1)

	Number	Percentage

Executive Officers and Directors

David A. Spector(2)	1,215,314	2.3%

Doug Jones(3)	743,612	1.4%

Sunil Chandra	2,472	*

James Follette(4)	85,661	*

Daniel S. Perotti(5)	364,931	*

Jonathon S. Jacobson(6)	303,484	*

Patrick Kinsella	32,247	*

Joseph Mazzella(7)	246,577	*

Anne D. McCallion(8)	196,213	*

Farhad Nanji(9)	4,717,328	9.1%

Jeffrey A. Perlowitz	18,007	*

Lisa M. Shalett	11,142	*

Derek W. Stark(10)	97,966	*

Theodore W. Tozer	25,035	*

Current Executive Officers and Directors as a group (17 persons)	8,117,376	15.2%

*	Represents less than 1.0%.
(1)

Based on 51,923,059 shares of common stock outstanding as of March 31, 2026. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. None of the shares have been pledged as security.

(2)	Includes 80,604 shares of common stock owned by ST Family Investment Company LLC and 643,150 shares underlying stock options that are exercisable on or before May 30, 2026.
(3)

Includes 410,000 shares of common stock held by GR Family Investments, 15,337 shares held by the Jones Family Trust and 307,761 shares underlying stock options that are exercisable on or before May 30, 2026.

(4)	Includes 81,223 shares underlying stock options that are exercisable on or before May 30, 2026.
(5)	Includes 213,550 shares of common stock held by the Perotti Family Trust and 146,018 shares underlying stock options that are exercisable on or before May 30, 2026.
(6)

Includes 294,868 shares of common stock owned, directly or indirectly, by the One8 Foundation, and over which Mr. Jacobson shares voting and investment authority. Mr. Jacobson disclaims any pecuniary interest in the shares of common stock owned, directly or indirectly, by the One8 Foundation.

(7)

Includes 165,031 shares of common stock owned by the Mazzella Family Irrevocable Trust. Mr. Mazzella is not a trustee of that entity, however, and disclaims beneficial ownership of the common stock held by that entity.

(8)	Includes 154,956 shares of common stock held by the McCallion Family Trust and 39,710 shares underlying stock options that are exercisable on or before May 30, 2026.
(9)

Includes 4,531,792 shares of common stock held by MFN Partners, LP, or MFN Partners. MFN Partners GP, LLC, or MFN GP, is the general partner of MFN Partners. MFN Partners Management, LP, or MFN Management, is the investment adviser to MFN Partners. MFN Partners Management, LLC, or MFN LLC, is the general partner of MFN Management. Mr. Nanji is a managing member of MFN GP and MFN LLC but disclaims beneficial ownership of the securities held by MFN Partners, except to the extent of his pecuniary interest, if any, therein.

(10)	Includes 82,966 shares underlying stock options that are exercisable on or before May 30, 2026.

30	| 2026 Proxy Statement

SECURITY OWNERSHIP INFORMATION

Security Ownership of Other Beneficial Owners

The following table sets forth certain information relating to the beneficial ownership of shares of our common stock by each person or entity known to our Company to be the beneficial owner of more than five percent of our shares of our common stock, based on our review of publicly available statements of beneficial ownership filed with the SEC. Beneficial ownership reflected in the table below is based on 51,923,059 shares of common stock outstanding as of March 31, 2026 and review of publicly available statements of beneficial ownership filed with the SEC, except to the extent indicated otherwise in the footnotes.

	Common Stock Beneficially Owned

	Number	Percentage

5% Stockholders(1)

HC Partners LLC(2) 200 Clarendon Street, 59th Floor Boston, Massachusetts 02116	15,741,237	30.3%

MFN Partners, LP(3) 222 Berkeley Street, 13th Floor Boston, Massachusetts 02116	4,531,792	8.7%

T. Rowe Price Investment Management, Inc.(4) 1307 Point Street Baltimore, Maryland 21231	3,748,813	7.2%

(1)

As reported in Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group disclosed that it has shared voting power over 32,711 shares of common stock, sole dispositive power over 2,540,435 shares of common stock and shared dispositive power over 69,606 shares of common stock as of December 29, 2023, which collectively would represent approximately 5.0% of our outstanding shares as of March 31, 2026. Based on Amendment No. 1 to the Schedule 13G filed by Vanguard on March 27, 2026, we understand that Vanguard went through an internal realignment on January 12, 2026, and, in accordance with SEC Release No. 34-39538, certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, shared beneficial ownership with Vanguard, will report aggregated beneficial ownership separately (on a disaggregated basis) from Vanguard in reliance on such release. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by Vanguard prior to the realignment. Further, in accordance with SEC Release No. 34-39538, Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, we have removed Vanguard from the beneficial ownership table.

(2)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020, HC Partners LLC disclosed that it has the sole voting power and sole dispositive power over 15,741,237 shares of common stock as of December 31, 2019.

(3)

As reported in Amendment No. 3 to Schedule 13D filed with the SEC on August 8, 2022, MFN Partners, LP disclosed that it had shared voting power and shared dispositive power over 4,531,792 shares of common stock. MFN Partners GP, LLC, or MFN GP, is the general partner of MFN Partners. MFN Partners Management, LP, or MFN Management, is the investment adviser to MFN Partners. MFN Partners Management, LLC, or MFN LLC, is the general partner of MFN Management. Mr. Nanji is a managing member of MFN GP and MFN LLC but disclaims beneficial ownership of the securities held by MFN Partners, except to the extent of his pecuniary interest, if any, therein.

(4)

As reported in Amendment No. 2 to Schedule 13G filed with the SEC on November 14, 2025, T. Rowe Price Investment Management, Inc. disclosed that it has sole voting power over 3,736,693 shares of common stock and sole dispositive power over 3,748,813 shares of common stock as of September 30, 2025.

| 2026 Proxy Statement	31

EXECUTIVE OFFICERS AND COMPENSATION COMMITTEE REPORT

Executive Officers and Compensation Committee Report

Our Executive Officers

The following sets forth certain information with respect to our current executive officers:

Name	Age	Position Held with the Company

David A. Spector	63	Chairman and Chief Executive Officer

Doug Jones	69	Director, President and Chief Mortgage Banking Officer

James Follette	54	Senior Managing Director and Chief Digital Officer

Shiva Iyer	60	Senior Managing Director and Chief Enterprise Risk Officer

Daniel S. Perotti	45	Senior Managing Director and Chief Financial Officer

Marshall Sebring	46	Senior Managing Director and Chief Investment Officer

Derek W. Stark	58	Senior Managing Director, Chief Legal Officer and Secretary

Abbie Tidmore	61	Senior Managing Director and Chief Revenue Officer

Biographical information for Mr. Spector and Mr. Jones is provided above under the caption “Proposal 1 – Election of Directors.” Certain biographical information for our other executive officers is set forth below.

James Follette. Mr. Follette has been Senior Managing Director and Chief Digital Officer since November 2023. Mr. Follette previously served as Senior Managing Director and Chief Mortgage Operations Officer from October 2022 to November 2023, Senior Managing Director and Chief Mortgage Fulfillment Officer from February 2018 to October 2022 and Managing Director, Mortgage Fulfillment from February 2016 to February 2018, among other executive positions since 2011. Mr. Follette is responsible for the Company’s technology and servicing operations. Prior to joining PFSI, Mr. Follette worked in several executive positions, including managing director, risk management, at Countrywide Financial Corporation (and Bank of America Corporation, as its successor) from 2003 until 2011, where he led operations and risk management and was responsible for all aspects of operational management, transactional risk management and business development. Mr. Follette earned a B.B.A. in Accounting from the University of Notre Dame and an M.B.A. in Finance from the University of Chicago. Mr. Follette is an experienced mortgage banking executive with significant experience in risk mitigation and technology strategies across various mortgage lending channels.

Shiva Iyer. Mr. Iyer has been our Senior Managing Director and Chief Enterprise Risk Officer since October 2025. Mr. Iyer previously served as the Company’s Senior Managing Director and Chief Audit Executive from January 2023 to October 2025 and Senior Managing Director, Senior Enterprise Risk Officer from January 2021 to January 2023. Mr. Iyer has also served in a variety of similar executive positions at PFSI and its affiliates since 2017. Prior to joining the Company, Mr. Iyer worked in several executive positions, including Executive Vice President at Mitsubishi UFJ Financial Group from October 2010 to November 2016 and as a Credit Risk Executive and Chief Financial Officer of Mortgage Operations at Bank of America Corporation from 2008 to 2010. Mr. Iyer earned an M.S. in Engineering and Computational Mechanics from the South Dakota School of Mines and Technology and an M.B.A. in Finance from the UCLA Anderson School of Management. Mr. Iyer is an experienced risk management executive with significant experience in enterprise risk and mortgage financial operations.

Daniel S. Perotti. Mr. Perotti has been our Senior Managing Director and Chief Financial Officer since January 1, 2021. Prior thereto, he served as the Company’s Deputy Chief Financial Officer from January 2017 to December 2020, and served as the Company’s Chief Asset and Liability Management Officer among other executive positions since 2008. Mr. Perotti is responsible for overseeing the Company’s accounting and financial reporting, treasury operations, investor relations, financial planning and analysis, tax analysis, and Sarbanes-Oxley program. Prior to joining PNMAC, Mr. Perotti was employed at BlackRock, Inc. and served as the head of the quantitative research team within its BlackRock Solutions business as well as in various other roles at BlackRock, Inc. from 2002 to 2008. Mr. Perotti earned a B.A. in Economics and Computer Science from Columbia University. Mr. Perotti is an experienced financial services executive with substantial experience in corporate finance and mortgage banking.

Marshall Sebring. Mr. Sebring has been our Senior Managing Director and Chief Investment Officer since September 2025. Mr. Sebring previously served as a Managing Director and head of Portfolio Risk Management from September 2024 to September 2025, during which he was responsible for overseeing the firm’s mortgage servicing rights (MSR) hedging strategies. Mr. Sebring is responsible for the Company’s investments in MSRs, managing global interest rate risk, and overseeing investment strategies and portfolio management for

32	| 2026 Proxy Statement

EXECUTIVE OFFICERS AND COMPENSATION COMMITTEE REPORT

Pennymac Capital Management. Prior to joining the Company, Mr. Sebring was a Managing Director in the Treasury/Chief Investment Officer Group at JPMorgan Chase & Co. from 2014 to 2022, where he led portfolio management for the bank’s Agency mortgage-backed securities portfolio. Prior to that, Mr. Sebring served as a Managing Director and Fixed Income portfolio manager at BlackRock, Inc. where he held various roles from 2001 to 2014. Mr. Sebring earned a B.A. in History from Princeton University. Mr. Sebring is an experienced investment executive with significant experience in portfolio management, hedging and mortgage investing.

Derek W. Stark. Mr. Stark has been our Senior Managing Director, Chief Legal Officer and Secretary since February 2018. Mr. Stark previously served as our Managing Director, General Counsel and Secretary among other executive positions since September 2009. Mr. Stark is responsible for overseeing all of the Company’s legal management, including securities, corporate governance, corporate transactions, litigation and regulatory compliance, and he serves as the primary legal contact for the Company’s Board. Prior to joining PNMAC, and after leaving private practice, Mr. Stark served in a variety of executive positions, including Executive Vice President and Deputy General Counsel, from 1999 to 2008, at Countrywide Financial Corporation. Mr. Stark earned a B.A. in Political Science from the University of California, Berkeley, and a J.D. from Loyola Law School, Los Angeles. Mr. Stark is an experienced legal executive with significant experience in corporate and securities law, litigation and mortgage banking.

Abbie Tidmore. Ms. Tidmore has been our Senior Managing Director and Chief Revenue Officer since October 2022. Ms. Tidmore previously served as Senior Managing Director, PennyMac Correspondent Group Sales from January 2021 to October 2022, Managing Director and head of our correspondent channel from February 2016 to December 2020, among other senior positions since 2011. Ms. Tidmore has been pivotal in building and leading the correspondent lending division and she serves as a role model and the co-founder of wEMRG, an empowering program for women at PFSI. Prior to joining PNMAC, Ms. Tidmore served as the Vice President and Sales Manager for Bank of America from 1999 to 2011. She holds a B.A. from The University of Texas at Austin. Ms. Tidmore is an experienced mortgage banking executive with significant experience in mortgage banking and correspondent production.

| 2026 Proxy Statement	33

COMPENSATION COMMITTEE REPORT

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended that our Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement and our 2025 Annual Report on Form 10-K.

Compensation Committee

Farhad Nanji, Chair

Anne D. McCallion

Jeffrey A. Perlowitz

34	| 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

This compensation discussion and analysis provides a detailed description of our executive compensation programs and policies, the material compensation decisions made under such programs and policies with respect to our named executive officers, and the material factors that were considered in making those decisions. This narrative discussion should be read together with the compensation tables and related disclosures set forth below.

2025 Named Executive Officers

Our “named executive officers,” consisting of our Chief Executive Officer, our Chief Financial Officer and our next three most highly compensated executive officers during Fiscal 2025, were:

•	David A. Spector, Chairman and Chief Executive Officer;

•	Doug Jones, Director, President and Chief Mortgage Banking Officer;

•	Daniel S. Perotti, Senior Managing Director and Chief Financial Officer;

•	James Follette, Senior Managing Director and Chief Digital Officer; and

•	Derek W. Stark, Senior Managing Director, Chief Legal Officer and Secretary.

| 2026 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary of 2025 Compensation

Our Executive Compensation Goals

•

Pay For Performance - Maintain a pay-for-performance culture where total compensation for our executives is performance based.

•

Stockholder Alignment - Align the interests of our executives with our stockholders with a significant emphasis on long-term equity incentives and performance-based compensation.

•

Market Competitive - Assess executive compensation against market compensation benchmarks prepared by our independent Board consultant.

•

Employee Retention - Facilitate the attraction, motivation and retention of highly talented executives who will be crucial to our long-term success and sustainability.

•

Support Strategy - Encourage executives to focus on achieving our annual and long-term business goals.

Fiscal 2025 Financial Highlights

•

Net income of $501.1 million, up from $311.4 million in Fiscal 2024, driven primarily by higher production volumes and a larger servicing portfolio resulting in greater profitability across each of these businesses.

•

Return on equity was 12.4%, up from 8.5% in Fiscal 2024.

•

Total loan production volume of $145.5 billion in unpaid principal balance (UPB), a 25% increase from Fiscal 2024, and total servicing portfolio UPB of $733.6 billion, up 10% from Fiscal 2024.

•

Total return to stockholders of 31%, up from 17% in Fiscal 2024.

Fiscal 2025 Executive Compensation Highlights

•

Our annual performance-based incentives objectively link potential payouts with pre-established return on equity goals (70% of target incentive) with the remaining opportunity tied to strategic goals and objectives (30% of target incentive) without any non-GAAP adjustments

•

Our return on equity was 12.4%, resulting in annual performance-based incentive payouts that were slightly less than target for our named executive officers.

•

Our named executive officers’ compensation was also negatively impacted because the Fiscal 2023 performance-based RSU grants with a collective fair market value of $5.0 million did not achieve the target performance goal and vested at 37%.

36	| 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Compensation and Incentives

We have three primary elements of total compensation: base salary, annual performance-based incentives and long-term equity awards. Total target compensation for our CEO and our other named executive officers in Fiscal 2025 was as follows:

At risk compensation earned as a percentage of total actual compensation in Fiscal 2025 by our CEO and our other named executive officers was 87% and 83%, respectively, and long-term equity earned as a percentage of total actual compensation for the CEO and our other named executive officers were 59% and 49%, respectively. Over the last several years the actual long-term equity compensation for our CEO, as a percentage of total compensation has been higher than prior years to align compensation with our stockholders’ interest:

| 2026 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Best Practices

Our compensation governance best practices are summarized as follows:

What We Do		What We Don’t Do
✔	Heavy bias toward performance-based equity: Our Board seeks to ensure that our long-term equity incentive awards are significantly weighted toward performance-based equity awards.	✗	No minimum level of total compensation: We do not provide for guaranteed minimum levels of annual performance-based incentives or long-term equity awards in our employment agreements.
✔	Multiple financial performance metrics: Our annual performance-based incentive and long-term equity incentive plans include investor-supported financial performance metrics such as return on equity and leverage ratio based on total recourse debt.	✗	No automatic salary increases: Our named executive officers are not entitled to automatic base salary increases and none of the employment agreements with our named executive officers contain such provisions.
✔	Clawback policy: Our Board maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director.	✗	No “single trigger” payments: We do not provide for single trigger equity vesting upon a Change in Control, if assumed. We also do not provide for excise tax gross-ups upon a Change in Control.
✔	Balanced risk-taking approach to our compensation program: Our compensation program is designed to discourage excessive risk taking and encourage long-term decision making in alignment with the interests of our stockholders. We consult with our independent compensation consultant in this regard.	✗

No hedging, pledging, short sales, or margin trading: We restrict our officers, employees and directors from engaging in hedging, pledging, short sales, trading in publicly traded put or call options or trading on margin involving our securities.

✔	Robust stock ownership guidelines: We impose robust stock ownership guidelines on our directors and executive officers to ensure that their interests are aligned with those of our stockholders.	✗	No gross-ups for perks: We do not provide excise tax gross-ups of perquisites for our executive officers.
✔	Stockholder engagement: We value the perspectives of our stockholders and interact with stockholders through a variety of engagement activities.	✗	No re-pricing: Our equity incentive plan prohibits the re-pricing of stock options and stock appreciation rights without stockholder approval.
✔	Consideration of stockholder feedback: We engage in careful consideration of stockholder feedback regarding compensation.	✗	No speculative or short-term trading: We prohibit our officers, employees and directors from engaging in speculative and short-term trading of our securities.
✔	Comprehensive review of peer group: On an annual basis, we engage in a comprehensive review to assess and identify a relevant peer group of companies in our or a related industry.	✗	No supplemental executive retirement plans: We do not maintain any supplemental executive retirement plans for named executive officers.
✔	Independent compensation consultant: We utilize the services of Pearl Meyer, which is engaged directly by the Compensation Committee as an outside independent compensation consultant to advise on executive compensation matters.	✗	No excessive perks: Our perquisites are limited to those with a clear business-related rationale.

38	| 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2025 Pay Elements

Our executive compensation program consists of three primary pay elements: annual base salary, annual performance-based incentives and long-term equity incentives. The following table provides a snapshot of those primary pay elements and describes why each element is provided.

Pay Elements	Type	Performance Measures	Objective

Annual Base Salary	Cash	N/A	• Attract and retain talented executives by offering market competitive salaries based on individual performance, level of responsibility, experience, internal equity and reasonable pay levels

Annual Performance-Based Incentives	100% At-Risk Cash	70% Financial Measure: ROE 30% Strategic Objectives*	• Aligns compensation with annual performance • Short-term incentives for achieving financial and strategic objectives

Long-Term Equity Incentives	50% Performance-Based Restricted Stock Units (PSUs) 3-year cliff vest	100% Financial Measure: ROE +Leverage Ratio Multiplier +Individual Multiplier	• Creates incentives for long-term performance for delivering growth and creating stockholder value • Aligns our executives’ long-term interest with those of our stockholders

	25% Time-Based Restricted Stock Units (RSUs) 3-year ratable vest annually	Stock Price
	25% Stock Options 3-year ratable vest annually	Stock Price

*	See the tables under the caption “Fiscal 2025 Performance-Based Actual Results” for a further discussion of our 2025 strategic performance objectives.

Our named executive officers also receive other benefits, which may include health, dental and vision insurance; vacation, holidays and sick days; life, accidental death and dismemberment and long-term disability insurance; and 401(k) plan matching. In addition, certain of our named executive officers receive minimal perquisites including payment for tax advice and financial counseling. Our named executive officers may also participate in our Executive Deferred Compensation Plan.

We tailor our executive compensation program each year to provide what we consider to be a proper balance of these basic elements. The executive compensation program is weighted towards annual performance-based incentives and long-term equity awards, rather than toward annual base salaries, in order to ensure that a significant portion of compensation is tied to Company and stock performance and to maximize retention. We continue to assess the compensation elements for our executive officers, including our named executive officers, and are committed to ensuring that our executive compensation program remains generally consistent with market practices and focused on long-term performance.

| 2026 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Stakeholder Engagement

At our 2025 annual meeting of stockholders, approximately 90.7% of the total stockholder votes cast were “For” our Say-on-Pay proposal. We believe the positive Say-on-Pay voting results reflect our commitment to maintain a pay for performance culture that aligns with our stakeholder interest, including our past compensation enhancements to expand the percentage of long-term equity incentives to total compensation and to provide an annual performance-based incentive plan aligned with pay for performance. Following our 2025 stockholder meeting, the Compensation Committee and Board closely reviewed the stockholder vote on our Say-on-Pay proposal and the differences in voting results between our 2025 annual meeting results and prior years, including the recommendations made by certain proxy advisory firms.

2025 Stakeholder Interactions

We have established and maintained a robust investor relations program that includes constant and proactive outreach with our stockholders, bondholders, the rating agencies, and other stakeholders. Our executive management and investor relations teams constantly meet with current and prospective investors in live settings such as in-office, at conferences and at non-deal roadshows, and virtually via fireside chats or virtual meetings. Not only do these meetings enable investors to better understand our businesses and the mortgage industry in general, but they provide us with valuable feedback and insights, including with respect to their views on our executive compensation program, which are in turn, presented to and considered by our Compensation Committee and Board.

(1)	Includes stockholders required to report their ownership of our common stock on Form 13F or others as of December 31, 2025 and excludes passively managed owners.

Transparency Is Important

In addition to required SEC filings, earnings webcasts and press releases, we strive to publish in a timely fashion, materials that effectively illustrate the drivers of our financial performance. This includes earnings presentations and supplemental financial schedules, which can be found on our corporate website at pfsi.pennymac.com.

Consistent Messaging

Regardless of whether the stakeholder is a prospective or current bondholder, stockholder, rating agency or a corporate sustainability focused institution, we strive to tell a consistent story, adhering to our founding principles of being Accountable, Reliable and Ethical (A.R.E.).

40	| 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What We Heard From Stakeholders

	What We Heard from Stakeholders	Our Response

Annual Performance-Based Incentives	Annual performance-based incentives should continue to be based on multiple objective performance criteria.

Our Fiscal 2025 annual performance-based incentives continued to objectively link potential payouts with pre-established return on equity goals without any GAAP adjustments (70% of target incentive) with the remaining opportunity tied to strategic objectives (30% of target incentive).

Fiscal 2025 return on equity for our named executive officers was below the target level of performance at 12.4% resulting in Fiscal 2025 performance-based incentive payouts that were slightly less than target.

Increase the Equity Percentage of Total Compensation	Equity incentives should be a significant percentage of each named executive officer’s total compensation.

Equity incentives as a percentage of actual total compensation for our CEO in Fiscal 2025 was 59% as compared to 55% in the last five fiscal years and for our other named executive officers was 49% as compared to 48% in the last five fiscal years reflecting a focus on pay for performance by increasing the equity component of the named executive officers’ total compensation to align with our stockholders’ interest.

Short-term and long-term performance incentive metrics	The Company should consider alternative performance measures to ROE for the annual performance-based incentive and PSUs.

The Compensation Committee reviewed short-term and long-term performance metrics and continues to believe that it is in the long-term interest of our stockholders to continue using ROE in both our short-term and long-term performance incentive awards.

Performance Goal Setting	Performance goals and targets should be objectively aligned with stockholders to reward pay for performance.

The Fiscal 2025 PSU return on equity target was set at a level exceeding the long-term historical performance of large public banks and financial companies and considered continued heightened interest rates, lower mortgage loan production and uncertainty in the housing and mortgage markets.

The Compensation Committee also increased the leverage ratio target from 3.5x to 4.0x and adjusted the minimum and maximum thresholds to reflect the evolving nature of our long-term unsecured debt capital structure. As of December 31, 2025, our long-term capital structure included $4.9 billion of unsecured senior debt subject to fewer financial restrictions as compared to secured debt which provides greater funding stability and lower risk.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Decisions Made in Fiscal 2025

In making compensation decisions for Fiscal 2025, the Compensation Committee considered the 2025 Say-on-Pay non-binding advisory vote. With the assistance of its independent compensation consultant, the Compensation Committee also considers additional factors, which are summarized in the following discussion of the various components of our executive compensation program and also in “Executive Compensation Objectives and Philosophy” below.

2025 Annual Base Salaries

In setting annual base salaries, the Compensation Committee generally considers benchmarking data derived from a review of the proxy statement disclosures of our peer group, and various survey sources. The Compensation Committee uses the data from these market surveys to ensure that it establishes reliable points of reference to determine whether and to what extent it is establishing competitive levels of compensation for our named executive officers. In connection with the annual compensation review in February 2025, the Compensation Committee reviewed and approved the following annual base salaries of our named executive officers:

Name	2024 Annual Base Salary	2025 Annual Base Salary

David A. Spector	$1,100,000	$1,500,000

Doug Jones	$700,000	$1,325,000

Daniel S. Perotti	$500,000	$500,000

James Follette	$375,000	$500,000

Derek W. Stark	$400,000	$400,000

The Compensation Committee believes that annual base salary changes were appropriate given the competitive market for retaining senior executives and the strong leadership skills performed by the named executive officers:

•	The annual base salary for Mr. Spector increased by $400,000 to $1,500,000 and is above the 75th percentile of annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Jones increased by $625,000 to $1,325,000 and is above the 75th percentile of annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Perotti remained the same and ranked below the 25th percentile of the annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Follette increased by $125,000 and ranked below the 50th percentile of the annual base salaries paid for comparable positions at peer companies.

•	The annual base salary for Mr. Stark remained the same and ranked below the 25th percentile of the annual base salaries paid for comparable positions at peer companies.

2025 Annual Performance-Based Incentives

Fiscal 2025 Performance-Based Targets

We believe that our executive compensation program’s focus on financial and strategic objectives for our annual performance-based incentives have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value. To determine annual performance-based incentive amounts, the Compensation Committee first sets a target level of performance-based incentive for each named executive officer for the fiscal year based on competitive market data. Each named executive officer’s potential performance-based incentive payout varies based on such individual’s level of responsibility and position within our organization.

42	| 2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Fiscal 2025 performance-based incentive program has a performance component equal to 70% of the annual target incentive based on achieving ROE and a strategic award component equal to 30% of the annual target incentive based on individual strategic objectives established by the Compensation Committee in consultation with senior management. For Fiscal 2025, the Compensation Committee approved the following annual target incentives for the named executive officers:

Fiscal 2025 Annual Target Incentive

David A. Spector	$4,250,000

Doug Jones	$3,000,000

Daniel S. Perotti	$1,500,000

James Follette	$1,100,000

Derek W. Stark	$1,000,000

Each named executive officer’s target annual incentive was contingent on meeting the annual financial and strategic goals. The failure to meet the minimum ROE financial performance threshold would result in no ROE incentive payout, while exceeding the ROE financial performance target would result in incentive payouts over target, subject to a maximum payout cap of 300% for the financial performance component. The total maximum annual incentive payable in Fiscal 2025 was 255% of target assuming all goals were achieved at maximum.

Annual Incentive Objective*	Annual Incentive Weighting%	At or Below Threshold	Between Threshold and Target		Target Performance	Between Target And Maximum	Maximum

ROE	70%	ROE = ≤ 5% Payout = 0%	ROE = 7.5% Payout = 37.5%	ROE = 10% Payout = 75%	ROE = 15% Payout = 100%	ROE = 20% Payout = 200%	ROE = 30% Payout = 300%

Strategic	30%	0%	37.5%	75%	100%	125%	150%

Payout Percentage	100%	0%	37.5%	75%	100%	177.5%	255%

*	Actual results could vary as the two goals are determined independently. Payout levels interpolated between defined performance levels.

Fiscal 2025 Performance-Based Actual Results

The Company delivered net income of $501.1 million resulting in an ROE of 12.4% primarily driven by higher production volumes and a larger servicing portfolio resulting in greater profitability across each of these businesses. The Fiscal 2025 ROE and the strategic objective incentives earned by our named executive officers were based on the following actual performance:

Annual Incentive Objective	Target Performance	% of Targeted Award	Actual Performance	Actual Payout Percentage

ROE	ROE = 15% Payout = 100%	70%	12.4%	87.0%

Strategic	100%	30%	(See Fiscal 2025 Strategic Performance Summary)	75.0% - 100.0% (See Fiscal 2025 Actual Performance Summary)

Payout Percentage	100%	100%		83.4% - 90.9% (See Fiscal 2025 Actual Performance Summary)

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2025 Strategic Performance Summary

Strategic Performance Targets		Fiscal 2025 Performance
Financial Performance and Stockholder Value	Deliver superior value to our stockholders by achieving strong and stable total returns, driving sustained growth and protection of book value, and employing prudent capital management and allocation strategies.

•

Delivered stockholder value with net income of $501.1 million, or $9.30 in diluted earnings per share.

•

Maintained a consistent quarterly dividend of $0.30 throughout the year for $63 million in total of cash dividends to stockholders.

•

Grew book value per share to $82.77 in Fiscal 2025, up 11% from Fiscal 2024.

•

Achieved strong returns on equity in 2025, with a 12% ROE.

•

Strengthened balance sheet with the issuance of several unsecured senior notes while adhering to leverage targets and diversifying sources of mortgage servicing rights (“MSR”) financing; extended debt maturity profile, reduced reliance on secured financing and enhanced liquidity.

Balanced Business Model and Industry Leadership	Ensure long-term success and profitability through all market cycles by maintaining a balanced business model with industry leading positions in loan production and loan servicing.

•

Through our multi-channel production platform, produced $145.5 billion in UPB of mortgage loans, up 25% from 2024.

•

Generated $370 million of pretax income in the Production segment and $325 million of pretax income in the Servicing segment, highlighting the significance and earnings power of our balanced business model.

•

Second largest producer of mortgage loans in Fiscal 2025.

•

Maintained the #1 position in the correspondent channel, with market share of 20% in Fiscal 2025, according to Inside Mortgage Finance.

•

Maintained the #3 position in the broker channel and grew market share from 4% in Fiscal 2024 to over 5% in 2025, according to Inside Mortgage Finance.

•

Continued to grow our servicing portfolio, which ended Fiscal 2025 at $733.6 billion in UPB, up 10% from the end of Fiscal 2024.

Customer-centric Focus	Prioritize customer-centricity by delivering innovative solutions to our customers and business partners, enhancing the overall customer experience, and building enduring trust through every interaction.

•

Industry-leading customer service as evidenced by our multi-year servicing excellence awards from HUD, Fannie Mae and Freddie Mac.

•

95% of customer service transactions are handled through automation.

•

96% of payments handled electronically.

•

Mobile app ratings of 4.9 (IOS) and 4.7 (android).

Effective Enterprise Risk Management Framework

Safeguard the organization’s assets, reputation, and long-term viability through an integrated approach to risk management and mortgage quality by maintaining an effective Enterprise Risk Management framework that proactively identifies, assesses, and mitigates risks, while simultaneously ensuring a robust credit risk program that upholds high standards in loan production, servicing, and compliance.

•

Attained superior servicer quality and compliance ratings, surpassing industry standards according to established methodologies from rating agencies and mortgage investors.

•

Expanded IT QC program to include annual certification of FTC, Freddie Mac, and Fannie Mae IT requirements as well as state and federal AI requirements.

•

Continued to implement enterprise initiatives to drive compliance with federal and state regulations, in addition to successfully navigating multiple regulatory examinations.

•

Advanced cybersecurity initiatives needed to meet the Cyber Risk Institute Tier 2 benchmark.

•

Expanded compliance reviews of specialty products and services.

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COMPENSATION DISCUSSION AND ANALYSIS

Strategic Performance Targets		Fiscal 2025 Performance

Operational Efficiency	Improve operational efficiency by leveraging technology, automation, strategic outsourcing, offshoring, resource allocation, and continuous process improvement.

•

Realized servicing efficiencies, as evidenced by a reduction in operating expenses as a percentage of total servicing portfolio UPB from 5.1 basis points in Fiscal 2024 to 4.7 basis points in Fiscal 2025.

•

Increased the utilization of offshore resources in both mortgage operations and corporate functions to advance efficiency while also reducing offshore expense through automation process improvement initiatives.

Technology Solutions	Drive organizational success by advancing and commercializing high-impact technology products and services through targeted investments and effective partnerships

•

Launched the new Vesta Loan Origination System (LOS) in support of the consumer direct channel.

•

Enhanced S.S.E. technology to support sub-servicing private label business.

•

Advanced technology infrastructure, specifically focusing on the evolution of systems that support both origination and servicing business operations and enhance efficiency, accuracy, and customer experience - enabled by data and Gen AI strategies.

Product Innovation	Satisfy customers’ needs by developing and offering new mortgage products, as well as ancillary products and services.

•

Launched non-qualified mortgage offering in correspondent channel.

•

Scaled non-agency loan production across all products and channels, achieving significant year-over-year growth from 2024 to 2025.

Marketing and Brand Strategies	Maximize revenue opportunities and grow brand reputation through comprehensive marketing and brand strategies.

•

Executed meaningful brand strategy initiatives that will support the Company’s long-term growth objectives. Named Official Mortgage Provider of Team USA and the LA28 Games.

•

Launched Pennymac Olympic Sponsorship.

•

Continued to evolve our web ecosystem to optimize user experience and customer engagement strategies across all properties, including our mobile app(s), SMS and chat capabilities, and responsive web design.

Comprehensive Workforce Planning Program	Proactively position the organization with the ability to scale the workforce and achieve business objectives by managing talent needs, succession planning, leveraging outsourcing, and implementing long-term real estate strategies.

•

Optimized the Workforce Planning Strategy by implementing more proactive and longer-term reviews of staffing needs coupled with increased market intelligence, expertise and capacity which resulted in improved evaluation of real estate and space alternatives providing for increased options to cost effectively support line of business growth within the desired geographic footprint.

•

Built a consensus around a strong national campus strategy that resulted in the delivery of consolidated locations, major build out, and relocations.

•

Staffed our consumer direct lending business to meet market demand.

Vibrant Organizational Culture	Cultivate a vibrant organizational culture characterized by strong management leadership and expertise, unwavering commitment to governance and compliance, exceptional individual and team performance, and a positive work environment that promotes innovation, collaboration, well-being, and growth.

•

Strengthened our culture by executing a dual-track strategy of high-visibility engagement and strategic sentiment analysis.

•

Successfully integrated signature programs—including GREAT Days, Team USA, philanthropic and business resource group initiatives—while simultaneously synthesizing data from sitewide ‘Listening Sessions’ and divisional surveys to inform leadership decision-making.

•

Achieved a ranking on the list of America’s Top 100 Most Loved Workplaces in 2025 for the third year in a row, featured in the Wall Street Journal.

•

Modernized the organization’s approach to employee health through the launch of a holistic wellness framework and a new digital platform. Utilized a themed awareness model called AMPLIFY to raise awareness, deepen engagement with benefits resources and foster a culture of proactive wellbeing.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the actual annual performance-based incentives earned in Fiscal 2025:

Fiscal 2025 Actual Performance Summary

Name	Actual ROE Based Incentive (%)	Actual ROE Based Incentive ($)	Actual Strategic Based Incentive (%)	Actual Strategic Based Incentive ($)	Actual Performance- Based Incentive (%)	Actual Performance- Based Incentives ($)(1)

David A. Spector	87.0%	2,588,250	80.0%	1,020,000	84.9%	$3,608,250

Doug Jones	87.0%	1,827,000	80.0%	720,000	84.9%	$2,547,000

Daniel S. Perotti	87.0%	913,500	75.0%	337,500	83.4%	$1,251,000

James Follette	87.0%	669,900	95.0%	313,500	89.4%	$983,400

Derek W. Stark	87.0%	609,000	100.0%	300,000	90.9%	$909,000

(1)

Based on the overall assessment of annual performance and the Chairman’s recommendations, the Compensation Committee approved the performance-based incentive amounts for Messrs. Jones, Perotti, Follette and Stark. In addition, based on the factors above, the Compensation Committee also approved the annual performance-based incentives for Mr. Spector.

2025 Long-Term Equity Awards

For Fiscal 2025, the Compensation Committee sought to balance the long-term equity incentive percentage of each named executive officers’ total compensation with a mix of performance-based RSUs, time-based RSUs and stock options. In determining the equity awards granted in Fiscal 2025, the Compensation Committee considered, among other factors, the recommendations of management and various reports provided by our independent compensation consultant. The Compensation Committee also considered (i) the value of the proposed equity awards; (ii) the historical equity awards previously granted to each named executive officer and the corresponding values at the time of the consideration of the 2025 grants; (iii) the value of share grants to named executive officers providing comparable services at our industry and sector peers; (iv) the anticipated contribution by the named executive officer in future fiscal years, taking into account the role, responsibility and scope of each position and the Compensation Committee’s perception regarding the quality of the services provided by each named executive officer in carrying out those responsibilities; (v) our financial and operating performance in the past year and our perceived future prospects; (vi) the mix of equity awards to total compensation; and (vii) general market practices. The Compensation Committee considered these multiple factors in determining whether to increase or decrease the target amounts from the prior year’s equity award grants. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors, in the Compensation Committee’s sole discretion.

Fiscal 2025 Long-Term Equity Target Mix

The Compensation Committee provided long-term equity incentives for Fiscal 2025 to the named executive officers through the following target value mix of performance-based restricted stock units, time-based restricted stock units and stock options:

Long-Term Equity	Target Mix Percentage

Performance-Based Restricted Stock Units	50%

Time-Based Restricted Stock Units	25%

Stock Options	25%

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COMPENSATION DISCUSSION AND ANALYSIS

Fiscal 2025 Performance Metrics

Performance-Based PSUs	Metric & Targets	Rationale
Performance Metrics	• ROE • Leverage Ratio Multiplier • Individual Multiplier

•

Aligns with stockholder feedback supporting the use of having multiple performance goals.

•

ROE measures a company’s profitability by representing how much profit a company generates in relation to the capital equity holders have invested, including retained profits.

•

Leverage ratio is a measure of risk-taking utilized to achieve our ROE and is based on total recourse debt to equity and ensures prudent risk-taking and capital discipline.

Performance Period	Three-year performance period	• Cumulative three-year performance period provides a measure of long-term performance and achievement against long-term financial objectives.
2025 – 2027 Performance Period	• ROE Target = 15% • Leverage Ratio Target = 4.0x

•

ROE Target – has a minimum threshold requirement before a payout is achieved.

•

ROE Target – was set higher than the 10-year trailing ROEs of large public banks and financial institutions.

•

ROE Target – was set at 15% in order to maintain a consistent return objective through business cycles.

•

Leverage Ratio Target – based on what we believe is a prudent level of debt for a non-bank financial company and which allows for increases in direct lending production and continued return of capital.

Performance Metrics Design Changes

The PSU awards granted in February 2025 provide for the PSUs to obtain, upon vesting, a variable number of shares of our common stock. The number of shares received upon vesting of a PSU is determined based on the attainment of the performance goals, subject to conditions generally, including continued employment throughout the performance period.

In February 2025, the Compensation Committee reviewed the performance measures and targets associated with the PSU awards granted to our named executive officers for Fiscal 2025. This review included consideration of potential design adjustments to address various market conditions, including continued higher interest rates and federal and state regulatory changes impacting the mortgage lending industry, with the aim of aligning executive compensation with pay-for-performance principles while enhancing retention and incentivizing our named executive officers. The Compensation Committee determined that ROE remains the most effective benchmark in the finance industry for aligning executive compensation with our long-term performance. In addition, the Compensation Committee further determined that the leverage ratio remains an effective multiplier for assessing financial risk management, as it adjusts ROE payouts downward if leverage exceeds target levels, and upward if leverage remains below target.

The Compensation Committee determined that an ROE target of 15% continued to be an appropriate target as it reflects our long-term return objective through various business cycles and that the ROE target was higher than the 10-year trailing ROEs of large public financial institutions and large public banks. The Compensation Committee also increased the leverage ratio target from 3.5x to 4.0x and adjusted the minimum and maximum thresholds to reflect the evolving nature of the Company’s long-term unsecured debt capital structure. As of December 31, 2025, our long-term capital structure included $4.9 billion of unsecured senior debt subject to fewer financial restrictions as compared to secured debt which provides greater funding stability and lower risk.

Accordingly, with these design changes, the vesting of the ROE performance metric granted in 2025 will be tied to the achievement of cumulative, annualized ROE metrics during the performance period, with 0% of the target amount earned if the initial threshold performance level is not met, 100% of the target amount earned if the target performance level is met and 250% of the target amount earned if the highest performance level is met. The actual payout for each named executive officer will be determined based on achieving the target ROE performance metric and multiplied by a factor of 50% to 120% depending on the actual achievement of the leverage ratio target during the performance period. In addition, the payout is further multiplied by a factor of zero to 100% for each named executive officer based on an individual effectiveness rating ranging from unsatisfactory to on track. Successful completion of all performance metrics

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COMPENSATION DISCUSSION AND ANALYSIS

will result in a maximum award payable at 300% of target shares. A summary of the performance measures and targets contained in the PSUs granted to our named executive officers during Fiscal 2025 is provided below and each of these awards is further described in the “2025 Grants of Plan-Based Awards” table:

Fiscal 2025 PSU Awards

Performance-Based Restricted Stock Units	Performance Component	Threshold	Target	Maximum	% at Target	% at Maximum(4)
	ROE (1)	<=5.0% Cumulative Annualized ROE Payout = 0%	15.0% Cumulative Annualized ROE Payout = 100%	>=30.0% Cumulative Annualized ROE Payout = 250%	100%	250%
	Leverage Ratio (2)	>=5.5x Multiplier = 50%	4.0x Multiplier = 100%	<=2.0x Multiplier = 120%	100% (Multiplier)	120% (Multiplier)
	Individual Effectiveness (3)	Multiplier = 60%	Multiplier = 100%	Multiplier = 100%	100% (Multiplier)	100% (Multiplier)
					100%	300%

(1)	ROE = Net Income ÷ Average Month-End Equity ÷ Years in Measurement Period (1/1/2025 – 12/31/2027).
(2)	Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of total recourse indebtedness outstanding to total equity.
(3)	Based on individual overall achievement of goals over the three-year performance period.
(4)	Final payout = ROE payout × leverage multiplier × individual multiplier (capped at 300%).

Fiscal 2025 Time-Based Restricted Stock Units

In February 2025, our named executive officers were awarded time-based RSUs. These time-based RSUs, which vest in three equal installments beginning on the first anniversary of the grant date, are to be settled in shares of common stock upon vesting subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the applicable award agreement or the provisions of our Equity Plan). The time-based RSUs are also reflected in the “2025 Grants of Plan Based Awards” table.

2025 Stock Option Awards

In February 2025, our named executive officers were awarded non-statutory stock options. The stock option award agreement provides for the award of stock options to purchase the optioned shares. In general, and except as otherwise provided by the Compensation Committee, one-third (1/3) of the optioned shares will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary (with certain exceptions as specified under the award agreement or the provisions of our Equity Plan), and each stock option will have a term of ten years from the date of grant.

The table below summarizes the grant date fair value of the long-term equity incentives awarded in Fiscal 2025.

Name	Grant Date Fair Value of Performance- Based PSUs	Number of Performance- Based PSUs	Grant Date Fair Value of Time-Based RSUs	Number of Time-Based RSUs	Grant Date Fair Value of Stock Options	Number of Stock Options	Total Grant Date Fair Value of Long-Term Equity Incentive Opportunity

David A. Spector	$3,624,996	35,623	$1,812,447	17,811	$2,025,687	45,419	$7,463,130

Doug Jones	$1,712,417	16,828	$856,209	8,414	$956,938	21,456	$3,525,564

Daniel S. Perotti	$999,996	9,827	$499,947	4,913	$558,793	12,529	$2,058,736

James Follette	$699,905	6,878	$349,953	3,439	$391,142	8,770	$1,441,000

Derek W. Stark	$574,944	5,650	$287,472	2,825	$321,298	7,204	$1,183,714

For Messrs. Spector, Jones, Perotti, Follette and Stark, each of the performance-based and time-based RSUs has a grant date fair value of $101.76 per share, which is based on our closing stock price on the NYSE on February 14, 2025. The stock options granted on February 14, 2025 have an exercise price of $101.76 and a Black-Scholes value of $44.60 per share at the date of grant.

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Performance-Based Restricted Share Unit – Actual Results

The below table summarizes the target and actual results of PSUs granted to our named executive officers on February 24, 2023 for the performance period of January 1, 2023 through December 31, 2025. The payout of shares of common stock pursuant to the PSU was determined based on the performance metrics for the period as measured against the target performance goal set by the Compensation Committee when the PSU was granted in 2023. The payout percentage for the PSU was 37.0% and the award lapsed in February 2026 after Compensation Committee approval of the performance metrics.

Fiscal 2023 PSU Awards
Performance- Based Restricted Stock Units	Performance Component	Performance Target	% of Targeted Award	Actual Performance	Actual Payout
	ROE (1)	15% - Cumulative Annualized ROE	100%	8.6%	35.5%
	Leverage Ratio (2)	3.5x	100% (Multiplier)	3.1x	104.2% (Multiplier)

	Individual Effectiveness (3)	4 - Exceeds Expectations	100% (Multiplier)	Exceeds	100% (Multiplier)

37.0%

(1)	ROE = Net Income ÷ Average Month-End Equity ÷ Years in Measurement Period (January 1, 2023 through December 31, 2025). The payout scale for the ROE component was 0% to 200%.
(2)

Leverage Ratio is the average of the ratio at the end of each month of the performance measurement period of the amount of total recourse indebtedness outstanding to total equity. The range of the multiplier was 50% to 125%.

(3)	Based on individual overall achievement of goals over the three-year performance period. The multiplier threshold range was 60% to 100%.

Executive Compensation Objectives and Philosophy

The overall objectives of our executive compensation program are to attract, motivate, reward and retain high-quality talent. We believe that in order to achieve these objectives, our compensation and benefits programs must be competitive with executive compensation arrangements generally provided to similarly situated executive officers in our business markets, as well as at other companies in our industry where we compete for talent. The various components of our executive compensation program are designed to create a pay-for-performance culture that rewards executives for exceptional Company and individual performance, aligns the interests of our executives with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executive leaders, and encourages our executives to focus on the achievement of our annual and long-term business goals.

Our Compensation Committee aims to position the total compensation of our named executive officers at a level commensurate with the total compensation paid to other executives holding comparable positions at companies similar in industry, size, structure, scope and sophistication with which we compete for executive talent. Our Compensation Committee has structured our executive compensation program to meet these objectives.

Executive Compensation Decision Making Process

Annual Compensation Process

Compensation decisions are generally made as part of a year-long review process:

Step 1	Step 2	Step 3	Step 4	Step 5	Step 6

Management engages with investors and reviews feedback on named executive officers’ compensation	Management reviews our compensation programs following a rigorous financial planning process	CEO conducts performance reviews for the other named executive officers and recommends compensation to the Compensation Committee after considering market practice	Compensation Committee evaluates the CEO’s performance	Pearl Meyer advises the Compensation Committee on the overall appropriateness of named executive officer compensation and the compensation programs relative to market practice	Compensation Committee reviews and approves named executive officer compensation and compensation programs

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COMPENSATION DISCUSSION AND ANALYSIS

Role of the Compensation Committee. The Compensation Committee has overall responsibility for recommending to our Board the compensation of our CEO and determining the compensation of our other named executive officers. Members of the Compensation Committee are appointed by the Board. The Compensation Committee consists of three members of the Board, Mr. Nanji, Mr. Perlowitz, and Ms. McCallion and each qualifies as an “independent director” under the rules of the NYSE. See the section entitled “CORPORATE GOVERNANCE—Committees of the Board of Directors.” Each year, the Compensation Committee conducts an evaluation of each named executive officer to determine if changes in such officer’s compensation are appropriate based on the considerations described below. The Chairman and CEO provides input for the Compensation Committee regarding the performance and appropriate compensation of the other named executive officers (other than himself).

The Role of the Outside Independent Compensation Consultant. Our Compensation Committee has the sole authority to retain, compensate and terminate any independent compensation consultant of its choosing in assessing our compensation program and determining the appropriate, competitive levels of compensation for our executive officers. Pursuant to such authority, the Compensation Committee utilized Pearl Meyer & Partners, or Pearl Meyer, as its independent compensation consultant during Fiscal 2025. Pearl Meyer has provided various services to the Compensation Committee since its engagement including the following:

•	Attended Compensation Committee meetings and prepared certain meeting materials in connection with such meetings;
•	Reviewed the Company’s peer group for executive compensation purposes and provided recommendations for changes to such peer group;
•

Evaluated the competitive positioning of our named executive officers’ base salaries, annual performance-based incentive and long-term equity incentive compensation relative to our peer companies to support decision-making;

•	Advised on target award levels within the annual and long-term equity incentive program and, as needed, on actual compensation actions;
•	Conducted a review of the competitive market data (including base salary, annual performance-based incentive and long-term equity incentive targets) for our named executive officers;
•	Assessed our executive compensation peer group and recommended changes, as necessary;
•	Assessed compensation levels within our peer group for named executive officers and other executive officers as necessary;
•	Reviewed historical financial performance for peer group companies;
•	Provided market research on various issues as requested by our Company;
•	Consulted with our Compensation Committee regarding compensation strategy, internal communications related to equity compensation and compensation best practices;
•	Assisted in compensation plan designs and modifications, as requested;
•	Assessed whether our executive compensation programs might encourage inappropriate risk taking that could have a material adverse effect on us; and
•	Assisted with the preparation of this Compensation Discussion and Analysis for this Proxy Statement.

Assessment of Outside Independent Compensation Consultant Conflicts of Interest. Under rules promulgated by the SEC, the Compensation Committee must determine, after taking into account six independence-related factors, whether any work completed by a compensation consultant raised any conflict of interest. Factors considered by the Compensation Committee include the following six factors specified by the NYSE rules: (1) other services provided to us by the compensation consultant; (2) what percentage of the compensation consultant’s total revenue is made up of fees from us; (3) policies or procedures of the compensation consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Compensation Committee members; (5) any shares of our common stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the compensation consultant or the individual consultants involved in the engagement. For Fiscal 2025, the Compensation Committee did not identify any conflict of interest with respect to Pearl Meyer.

Peer Group and Benchmarking

The Use of Peer Group and Competitive Market Data. On an annual basis we engage in a comprehensive review of peer companies with our independent compensation consultant. To assist in decision-making regarding our compensation and benefits program, our management and the Compensation Committee review competitive market data from a “peer group” of publicly traded companies in specific industries in which we compete for executive talent, among other factors, to assist in decision-making regarding our compensation and benefits programs. The market data reviewed includes both peer proxy data and survey data of companies similar in industry, size, structure, scope and sophistication. Proxy data was gathered from proxy statements and other publicly filed documents. We also evaluate public companies within similar industries that align with our size, structure, scope, and sophistication.

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COMPENSATION DISCUSSION AND ANALYSIS

How We Evaluate our Peer Group. The Compensation Committee will annually review our peer group used for evaluating compensation decisions based on criteria as presented in the table and discussion below.

Objective Criteria Considered	Peer Group*

•

Companies in similar industries, with similar financial characteristics

•

Companies with market capitalizations within a reasonable range of our capitalization, revenue and assets

•

Competitors for executive talent

•

Companies of comparable scope and complexity

•

Companies that identify us as their direct peer, peers of PFSI peers, peers identified by ISS, Glass Lewis and others

•

Essent Group Ltd.

•

Fidelity National Financial, Inc.

•

First American Financial Corporation

•

MGIC Investment Corp.

•

OneMain Holdings, Inc.

•

Radian Group Inc.

•

Redwood Trust, Inc.

•

Rithm Capital Corp.

•

Rocket Companies, Inc.

•

SLM Corporation

•

UWM Holdings Corporation

•

Walker & Dunlop

•

Zillow Group, Inc.

*	Mr. Cooper Group, Inc. was acquired in 2025.

Given the Company’s market share and the fact that many of our business competitors are either private or subsidiaries of large banks, the process for developing a peer group for us is challenging. Our peer group review seeks to identify potential peers that are industry relevant, publicly-traded of similar size and complexity, and involved in related markets. The peer group review screens potential peers for business comparability – measured by industry similarity (operating in real estate and investment management, preferably focused on the residential mortgage market), complexity (top 10 mortgage lender in the U.S.) and financial characteristics (profitable companies with meaningful balance sheet) – and size comparability and public company status. The selection criteria also included companies in: Financial Services, Data Processing and Outsourcing Services, Property & Casualty Insurance and Research & Consulting Services. As part of this expanded selection criteria, we also focused on companies that have 0.25x to 3x the combined market capitalization, revenue and assets of the Company and PennyMac Mortgage Investment Trust (NYSE: PMT), the real estate investment trust that the Company’s management team is responsible for externally managing through our investment management subsidiary.

The Compensation Committee, after consulting with senior management and our independent outside compensation consultant, decided that no changes should be made to the peer group since the current peer group reflects our industry competitors that conduct similar businesses and have comparable scales of operations.

Compensation Policies and Practices As They Relate to Our Risk Management. We have designed our executive compensation program to reward strong Company and individual performance. We believe that this structure, as further explained below, minimizes risks resulting from compensation practices. Our Compensation Committee believes that its compensation policies and practices for all employees, including our named executive officers, do not create risks that are reasonably likely to have a material adverse effect on us. We believe that appropriate safeguards are in place with respect to our compensation programs and policies that assist in mitigating excessive risk-taking that could harm the value of our Company or reward poor judgment by executives and employees. In that regard, the Compensation Committee requested assistance from our independent compensation consultant in reviewing our compensation policies and practices. Based on its review, the Compensation Committee concluded that our compensation policies and practices as they apply to our named executive officers are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not create risks that are reasonably likely to have a material adverse effect on our Company.

As part of the review, numerous factors were noted that reduce the likelihood of excessive risk-taking, which include, but are not limited to, the following:

•

Our compensation mix is balanced among fixed components such as salary and benefits, variable components such as annual performance-based incentives, and long-term equity awards including time-based and performance-based RSUs and stock options;

•	Our Compensation Committee has ultimate authority to determine, and adjust, if appropriate, compensation provided to our executive officers, including each of the named executive officers;
•

Our Compensation Committee maintains clawback policies regarding the recoupment of incentive compensation that apply to all of our Section 16 officers and any other officer whose title is Senior Managing Director;

•	Our named executive officers are subject to stock ownership guidelines that require a certain minimum level of stock ownership; and
•	Our Compensation Committee has the authority to retain any advisor it deems necessary to fulfill its obligations.

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Stock Ownership Guidelines

Our executive stock ownership guidelines, which are approved by our Nominating and Corporate Governance Committee, are intended to further the objective of aligning the interests of our executives with those of our stockholders. These stock ownership guidelines provide that our named executive officers and other executive officers should accumulate a minimum number of shares equal in value to a multiple of their base salary within five years from becoming an executive officer.

A summary of the stock ownership guidelines (as a multiple of base salary) is set forth in the following table:

Executive Officer Title	Stock Ownership Guideline
Chief Executive Officer	5x
Other Executive Officers	3x

For purposes of the guidelines, stock ownership includes common stock owned directly and unvested time-based RSUs. The types and amounts of stock-based awards are intended, in part, to facilitate the accumulation of sufficient shares by our executives to allow them to meet the stock ownership guidelines within the applicable timeline. Each executive officer is expected to meet the respective level of stock ownership within five years of becoming subject to such guidelines. The Nominating and Corporate Governance Committee will annually review each executive officer’s compliance with or progress toward meeting the stock ownership guidelines based on share ownership calculated using the average closing share price over the prior year. Each named executive officer who has been an executive officer for five years or more is in compliance with our stock ownership guidelines.

Clawback Provisions

The Compensation Committee has adopted a clawback policy applicable to incentive-based compensation for current and former Section 16 officers as defined under the Exchange Act (the “SEC Clawback Policy”). Under the SEC Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board will recover any erroneously awarded incentive-based compensation received by current or former Section 16 officers during the three completed fiscal years immediately preceding the date the Company determines that an accounting restatement is required. We have also adopted a separate clawback policy allowing for the recoupment of incentive compensation that applies to non-Section 16 officers whose title is Senior Managing Director. No compensation was subject to the SEC Clawback Policy in Fiscal 2025.

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COMPENSATION DISCUSSION AND ANALYSIS

Insider Trading, Anti-Pledging and Anti-Hedging Policies

We have adopted insider trading policies and procedures governing the purchases, sales and other dispositions of our securities applicable to our directors, officers, and employees, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our named executive officers, directors and certain other employees are required to obtain preclearance prior to entering into any transaction involving our securities. Trading is generally permitted only during open trading windows subject to limited exceptions. Individuals subject to preclearance restrictions may enter into trading plans under Rule
10b5-1
of the Exchange Act during an open trading window. Our named executive officers, directors and other employees are restricted from pledging any of our securities or entering into margin accounts involving our securities. We restrict these transactions because of the potential that sales of our securities could occur outside trading periods and without the required preclearance approval. In addition, our named executive officers, directors and other employees are restricted from entering into hedging transactions involving our securities.
The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to the insider trading policy filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025. It is the Company’s policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in Company securities.
Policy and Practice Related to the Grant of Equity Awards

We historically have granted annual equity awards, including stock options, to our named executive officers at our regularly scheduled Compensation Committee meeting in the last week of February. The timing of the Compensation Committee meeting is determined by our corporate calendar and is not scheduled in coordination with the release of material nonpublic information. In addition, we do not have a policy regarding the timing and the release of material nonpublic information to affect executive compensation. Historically, our Compensation Committee meeting has occurred after our year-end
earnings release and the filing of our Form
10-K.
In the first quarter of 2025, due to an administrative calendar change, the Compensation Committee meeting was moved to February 14, 2025, which was fifteen calendar days after the fourth quarter and Fiscal 2024 earnings release filed on January 30, 2025, and during the period beginning four business days before and ending one business day after the filing or furnishing of a Form
10-Q,
Form
10-K
or Form
8-K
that discloses material nonpublic information, or the “Designated Period” (our Fiscal 2024 Form
10-K
was filed on February 19, 2025). The
pre-existing
calendar change was not scheduled in coordination with the release of material nonpublic information for the purpose of affecting the value of executive compensation or determining the terms or timing of equity awards.
As required by Item 402(x) of Regulation
S-K
under the Exchange Act, we are providing the following information related to the stock option grants awarded to our named executive officers during the Designated Period occurring during Fiscal 2025. All stock options are granted with an exercise price equal to the closing market price of our common stock on the date of grant.
Fiscal Year 2025 Grants of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award*	% Change in Market Price **

David A. Spector	February 14, 2025	45,419	$101.76	$2,025,687	-0.87%

Doug Jones	February 14, 2025	21,456	$101.76	$956,938	-0.87%

Daniel S. Perotti	February 14, 2025	12,529	$101.76	$558,793	-0.87%

James Follette	February 14, 2025	8,770	$101.76	$391,142	-0.87%

Derek W. Stark	February 14, 2025	7,204	$101.76	$321,298	-0.87%

*	Amounts reflect the grant date fair value of stock option awards in accordance with Accounting Standards Codification Topic 718.
**
Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information (%). The closing price per share of our common stock on February 18, 2025 (the trading date ending immediately prior to the filing of our Form
10-K
on February 19, 2025) was $101.81, and the closing price per share of our common stock on February 20, 2025 (the next trading date beginning immediately following the filing of our Form
10-K
on February 19, 2025) was $100.92.

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COMPENSATION DISCUSSION AND ANALYSIS

Employment Agreements and Other Compensatory Arrangements

Employment Agreements

On December 13, 2022, we entered into employment agreements by and among us, PNMAC and each of Mr. Spector, or the Spector Agreement, and Mr. Jones, or the Jones Agreement, for terms commencing on January 1, 2023 and expiring on December 31, 2026, unless earlier terminated in accordance with the provisions set forth in each such agreement. The terms of the employment agreements are described below. Mr. Spector shall continue to serve as a member of our Board and as our Chairman and Chief Executive Officer and the Chief Executive Officer of PNMAC throughout the term of the Spector Agreement. Mr. Jones shall continue to serve as our President and Chief Mortgage Banking Officer and as the President and Chief Mortgage Banking Officer of PNMAC throughout the term of the Jones Agreement.

Base Salary and Incentive Compensation

During the terms of their employment agreements, Mr. Spector and Mr. Jones shall each receive an annual base salary as determined by the Company’s Board at least as favorable as base salaries paid to other similarly situated senior executives and shall be entitled to receive annual cash and equity incentive compensation, with such compensation awarded at levels based on annual performance targets determined by our Board and the compensation committee of our Board. Pursuant to the Spector Agreement and the Jones Agreement, any unvested awards shall immediately vest upon the death or disability of the executive, a termination by us or PNMAC other than for cause (as defined in the employment agreements), or a termination by the executive for good reason (as defined in the employment agreements) unless such termination is the result of the expiration of the term of the Spector Agreement or the Jones Agreement. If such termination is the result of the expiration of the term of the Spector Agreement or the Jones Agreement, any such unvested awards shall continue to vest, if applicable, in accordance with their terms, and the termination date of each of the Spector Agreement or the Jones Agreement shall be deemed to be the retirement date as defined in the related award document; provided, however, that if the related award document does not contain any reference to retirement or a retirement date, then the affected unvested awards shall immediately become fully vested and non-forfeitable. All nonstatutory stock options granted pursuant to our Equity Plan are exercisable, subject only to vesting provisions, for a period of ten years from the date of grant, and are eligible for cashless exercise in all circumstances.

Other Benefits

The employment agreements provide for medical benefits and reimbursement for expenses related to tax advice and financial counseling not to exceed $50,000. The employment agreements also provide for the annual accrual of twenty days of paid time off for Mr. Spector and Mr. Jones, in each case at the executive’s regular base pay rate during each year of the term, reimbursement of reasonable business expenses (including reimbursement for ordinary and necessary business expenses relating to chartered flights), and participation in such other benefits programs as are provided to our executives generally.

Payments Upon Specific Termination Events

Pursuant to the employment agreements, upon a termination due to death or disability, a termination by us or PNMAC other than for cause, a termination by the executive for good reason, or a termination by us or PNMAC as a result of or in connection with a change of control, in addition to any other amounts required by law to be paid to him, the executive would be entitled to any bonus earned but unpaid for the year prior to the year in which the termination date occurs and the pro rata portion of any bonus earned but unpaid for the year during which the termination date occurs. In any such termination event, any unvested equity awards granted pursuant to the Equity Plans shall vest immediately, and any outstanding stock option will not expire until the tenth anniversary of the grant date. We will also generally reimburse the executive or his estate for any amounts paid by him or his estate for coverage of him and his family under our group health medical benefits plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, or COBRA, for as long as the executive or his family is eligible to receive such benefits under COBRA. Upon a termination due to death, the executive’s estate will also receive a continuing payment of the executive’s annual base salary as of the termination date for a period of six months following such termination. Upon a termination of Mr. Spector’s or Mr. Jones’ employment as a result of or in connection with a change of control or by us or PNMAC other than for cause, or upon a termination by Mr. Spector or Mr. Jones for good reason, the executive shall also receive a severance payment equal to two and one-half years of the executive’s annual base salary plus two and one-half years of the executive’s incentive compensation (based on the average incentive bonus received in the most recent two years), with such amounts to be paid in 24 monthly installments.

Upon termination of Mr. Spector’s or Mr. Jones’ employment by us or PNMAC for cause, the executive shall receive his annual base salary through the termination date, any accrued but unused paid time off and reimbursement of any incurred expenses. Pursuant to each of the Spector Agreement and the Jones Agreement, each executive is subject to a non-solicitation covenant for a period of 18 months following a termination of employment. If any termination payments would be subject to excise taxes under Section 4999 of the Code, then the

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COMPENSATION DISCUSSION AND ANALYSIS

payments actually paid to Mr. Spector and Mr. Jones, as applicable, will be reduced to avoid the excise tax if and to the extent such reduction produces the best after-tax result.

Consulting Services

Upon the expiration of the term of the Spector Agreement, Mr. Spector shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Spector will receive a consulting fee of $2.0 million, with approximately $1.35 million of such amount paid in 18 monthly installments of $75,000 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

Upon the expiration of the term of the Jones Agreement, Mr. Jones shall serve as a consultant to us for an 18-month period commencing on the termination date. During the consulting period, Mr. Jones will receive a consulting fee of $1.5 million, with approximately $1.0 million of such amount paid in 18 monthly installments of $55,555 and the remainder paid upon the completion of the consulting period; provided, however, that such compensation will cease if the executive engages in services for a business that competes with us.

For purposes of the employment agreement, each of Mr. Spector and Mr. Jones will have “good reason” to terminate his employment agreement, as applicable, if we (or any resulting or surviving entity in the event of certain transactions) or PNMAC fails to cure any of the following events within 30 days of receipt of notice of such event(s) by Mr. Spector or Mr. Jones, as applicable, (such notice must be delivered within 90 days of the occurrence of the events constituting “good reason”): (1) materially breaches the Spector Agreement or Jones Agreement; (2) requires Mr. Spector to report to anyone other than our Board or Mr. Jones to report to anyone other than the Chief Executive Officer; (3) requires Mr. Spector and Mr. Jones to be based anywhere more than fifteen (15) miles from the office where they are located; (4) takes any other action which results in a material diminution or adverse change in Mr. Spector’s or Mr. Jones’ status, title, position, compensation, or responsibilities, other than an insubstantial action not taken in bad faith and remedied promptly after receipt of notice by Mr. Spector or Mr. Jones; or (5) fails to indemnify and advance all expenses to Mr. Spector or Mr. Jones in response to a proper request for indemnity and advancement.

Change of Control Severance Plan

We adopted a Change of Control Severance Plan, or the Severance Plan, on September 22, 2021, that covers named executive officers who do not have separately negotiated employment agreements. Under the Severance Plan a named executive officer who incurs a qualifying termination in connection with a change of control under the Severance Plan will be entitled to receive (i) a severance payment equal to two years of base salary plus 200% of bonus, (ii) acceleration of outstanding and unvested time- based equity awards and acceleration at target of any unvested performance-based equity awards that remain outstanding after the application of the change of control provisions in the Company’s equity incentive plans, (iii) continued group health and dental plan participation for 18 months, and (iv) outplacement services for 18 months. A qualifying termination under the Severance Plan means a termination of employment that occurs on or during the two-year period following a change of control by reason of either (i) the Company’s or any of its subsidiaries’, as applicable, termination of such individual’s employment other than for cause or such employee’s death or disability or (ii) the employee’s resignation for “good reason.” Furthermore, if any Severance Plan or employment agreement payments would be subject to excise taxes under Section 4999 of the Internal Revenue Code, then the payments will be reduced to avoid the excise tax if and to the extent such reduction produces the best after-tax result for the severed employee. The receipt of any Severance Plan payments will be conditioned on the execution of an irrevocable general release of claims by the employee.

Equity Incentive Plans

Pursuant to our 2013 Equity Incentive Plan and our 2022 Equity Incentive Plan and subject to any contrary provisions in any applicable award agreement or employment agreement, upon the occurrence of a change of control:

•

all outstanding unvested awards and awards subject to a risk of forfeiture, other than awards conditioned on the achievement of performance goals, will immediately become vested in full and no longer be subject to any risk of forfeiture unless they are assumed or otherwise continued in a manner satisfactory to the Compensation Committee, or substantially equivalent rights are provided in substitution for such awards, in each case by the acquiring or succeeding entity or one of its affiliates; and

•

if a pro rata portion of the performance goals under awards conditioned on the achievement of performance goals or other business objectives has been achieved as of the effective date of the change of control, then such performance goals or other business objectives shall be deemed satisfied as of such change of control with respect to a pro rata portion of the number of shares subject to the original award. The pro rata portion of the performance goals or other business objectives and the number of shares subject to the original awards shall each be based on the length of time within the performance period which has

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COMPENSATION DISCUSSION AND ANALYSIS

elapsed prior to the change of control. The pro rata portion of any award deemed earned in this manner will be paid out within 30 days following the change of control. The remaining portion of such an award that is not eligible to be deemed earned as of the change of control will be deemed to have been satisfied, earned, or forfeited as of the change of control in such amounts as the Compensation Committee shall determine in its sole discretion unless that remaining portion is assumed by the acquiring or succeeding entity or one of its affiliates, which will be deemed to occur if that remaining portion is subjected to (i) comparable performance goals based on the post-change of control business of the acquirer or succeeding entity or one of its affiliates, and (ii) a measurement period using a comparable period of time to the original award, each in a manner satisfactory to the Compensation Committee.

Executive Deferred Compensation Plan

On June 4, 2024, we adopted a non-qualified Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) and our named executive officers may participate in the Deferred Compensation Plan. The Deferred Compensation Plan allows, at the Company’s discretion, for participant deferrals of a minimum of 5% and a maximum of 75% of such participant’s annual base compensation and a minimum of 5% and a maximum of 90% of such participant’s annual bonus, commission and/or grants of RSUs and PSUs under our 2022 Equity Incentive Plan. The Deferred Compensation Plan also permits, but does not require, us to make discretionary contributions to participant accounts. Any RSUs or PSUs deferred under the Deferred Compensation Plan shall, at the time the RSU or PSU would otherwise vest and become transferable to the Deferred Compensation Plan participant under the terms of the 2022 Equity Plan, but for the election to defer, be reflected as an unfunded, unsecured promise to deliver to the participant a specific number of actual shares of common stock in the future. All other deferrals under the Deferred Compensation Plan shall be paid in cash to the participants. Participants are at all times 100% vested in the amounts credited to their deferral accounts, but any Company contributions may be subject to vesting requirements.

Each participant’s deferred compensation account will be deemed invested in investments selected by the participant from a list of investment funds selected by the Company. Participants will be eligible to receive distributions from their deferral accounts at pre-selected specified dates prior to their termination of employment or at or after their termination of employment in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Key employees must wait at least six months after termination of employment, other than as a result of death, to receive a distribution. The Company adopted a rabbi trust to hold certain amounts which the Company may use to satisfy its obligations under the Deferred Compensation Plan; however, the establishment of such a trust shall in no way deem the Deferred Compensation Plan to be “funded” for purposes of the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended. Obligations of the Company under the Deferred Compensation Plan represent at all times an unfunded and unsecured promise to pay money in the future. Each participant in the Deferred Compensation Plan is an unsecured general creditor of the Company with respect to deferred compensation obligations. Any amounts set aside to defray the liabilities assumed by the Company will remain the general, unpledged unrestricted assets of the Company.

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COMPENSATION TABLES

Compensation Tables

2025 Summary Compensation Table

The following “2025 Summary Compensation Table” presents compensation earned by our principal executive officer, our principal financial officer and our next three most highly compensated persons serving as executive officers as of the end of Fiscal 2025. We refer to these executive officers as our “named executive officers.”

Name and Principal Position(1)	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)

David A. Spector	2025	1,483,333	5,437,444	2,025,687	3,608,250	105,822	(5)	12,660,536
Chairman and	2024	1,100,000	4,706,226	1,725,634	2,965,086	98,894		10,595,840
Chief Executive Officer	2023	1,000,000	3,374,957	1,184,278	1,631,250	67,998		7,258,483

Doug Jones	2025	1,298,958	2,568,626	956,938	2,547,000	116,488	(5)	7,488,010

Director, President and Chief	2024	700,000	2,756,148	1,010,634	2,044,887	85,962		6,597,631
Mortgage Banking Officer	2023	600,000	1,874,922	657,935	1,125,000	61,750		4,319,607

Daniel S. Perotti	2025	500,000	1,499,942	558,793	1,251,000	61,724	(5)	3,871,459
SMD and Chief Financial Officer	2024	470,833	1,274,969	467,499	1,145,137	49,740		3,408,178
	2023	400,000	937,400	328,968	630,000	48,536		2,344,904

James Follette	2025	463,542	1,049,858	391,142	983,400	63,935	(5)	2,951,877

SMD and Chief Digital Officer	2024	375,000	899,918	329,977	797,506	36,043		2,438,444
	2023	375,000	843,678	296,050	438,750	35,351		1,988,829

Derek W. Stark	2025	400,000	862,416	321,298	909,000	68,508	(5)	2,561,222
SMD, Chief Legal Officer and Secretary	2024	400,000	701,182	257,106	817,955	49,690		2,225,933

(1)	Reflects the named executive officer’s title as of December 31, 2025.
(2)

The amounts shown in this column in respect of 2025 represent the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs awarded on February 14, 2025 in the amounts of: 17,811 for Mr. Spector; 8,414 for Mr. Jones; 4,913 for Mr. Perotti; 3,439 for Mr. Follette; and 2,825 for Mr. Stark. Also includes the grant date fair value, as determined in accordance with ASC 718, of the performance-based RSUs awarded on February 14, 2025 in the amounts of 35,623 for Mr. Spector; 16,828 for Mr. Jones; 9,827 for Mr. Perotti; 6,878 for Mr. Follette; and 5,650 for Mr. Stark, respectively. The value of the performance-based RSU awards is based upon the probable outcome of the performance conditions, which is assumed to be the target level of achievement. The RSUs were granted pursuant to our Equity Plan. See “2025 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 20, 2026. The value of the performance-based RSUs awarded on February 14, 2025, assuming that the highest level of performance conditions will be achieved and based on a grant date fair value per share of $101.76, is $10,874,989 for Mr. Spector; $5,137,252 for Mr. Jones; $2,999,987 for Mr. Perotti; $2,099,716 for Mr. Follette; and $1,724,832 for Mr. Stark, respectively. The amounts reported in this column reflect the accounting cost for these RSUs and do not correspond to the actual economic value that may be received by the named executive officers upon vesting and/or settlement of the RSUs.

(3)

The amounts shown in this column represent the grant date fair value, as determined in accordance with ASC 718, of the non-statutory stock options awarded on February 14, 2025 in the amounts of: 45,419 for Mr. Spector; 21,456 for Mr. Jones; 12,529 for Mr. Perotti; 8,770 for Mr. Follette and 7,204 for Mr. Stark, respectively, pursuant to our Equity Plan. See “—2025 Outstanding Equity Awards at Fiscal Year-End” below. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. For more information on the assumptions used in our estimates of value, please refer to Note 20—Stockholders’ Equity in our Annual Report on Form 10-K filed on February 20, 2026. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon vesting and/or exercise of the stock options.

(4)

The amounts in this column represent the Fiscal 2025 performance-based incentive earned by the named executive officers, see “Compensation Discussion and Analysis – 2025 Annual Performance-Based Incentives.”

(5)

With respect to Mr. Spector, All Other Compensation includes $23,092 in insurance premiums, $50,000 for tax and financial counseling advice, $14,000 in 401(k) plan employer contributions, charitable match employer contributions, a cell phone and security services expenses. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Spector during Fiscal 2025 consistent with its compensation program and philosophy. These restricted share units were granted on February 24, 2025 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $1,399,994 and are not included in All Other Compensation for Mr. Spector.

With respect to Mr. Jones, All Other Compensation includes $16,838 in insurance premiums, $14,000 in 401(k) plan employer contributions, $50,000 for tax and financial counseling advice, $32,500 of charitable match employer contributions, a cell phone allowance and security services expenses. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Jones during Fiscal 2025 consistent with its compensation program and philosophy. These restricted share units were granted on February 24, 2025 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $799,981 and are not included in All Other Compensation for Mr. Jones.

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COMPENSATION TABLES

With respect to Mr. Perotti, All Other Compensation includes $20,276 in insurance premiums, $14,000 in 401(k) plan employer contributions, $17,007 for tax and financial counseling advice, charitable match employer contributions, a cell phone allowance and security services expenses. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Perotti during Fiscal 2025 consistent with its compensation program and philosophy. These restricted share units were granted on February 24, 2025 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $499,988 and are not included in All Other Compensation for Mr. Perotti.

With respect to Mr. Follette, All Other Compensation includes $23,010 in insurance premiums, $14,000 in 401(k) plan employer contributions, $25,025 of charitable match employer contributions, a cell phone allowance and security services expenses. In addition, performance-based restricted share units were awarded by PMT to Mr. Follette during Fiscal 2025 consistent with its compensation program and philosophy. These restricted share units were granted on February 24, 2025 by PMT and have a grant date fair value, as determined in accordance with ASC 718, of $99,983 and are not included in All Other Compensation for Mr. Follette.

With respect to Mr. Stark, All Other Compensation includes $20,276 in insurance premiums, $14,000 in 401(k) plan employer contributions, $15,325 of charitable match employer contributions, $17,007 for tax and financial counseling advice, a cell phone allowance and security services expenses. In addition, time-based and performance-based restricted share units were awarded by PMT to Mr. Stark during Fiscal 2025 consistent with its compensation program and philosophy. These restricted share units were granted on February 24, 2025 by PMT and have grant date fair values, as determined in accordance with ASC 718, of $249,987 and are not included in All Other Compensation for Mr. Stark.

58	| 2026 Proxy Statement

COMPENSATION TABLES

2025 Grants of Plan-Based Awards

The following table provides information about plan-based awards granted to our named executive officers in Fiscal 2025:

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

David A. Spector
Annual Incentive		44,625	4,250,000	10,837,500
PSUs	2/14/2025				106	35,623	106,869				3,624,996
RSUs	2/14/2025							17,811			1,812,447
Stock Options	2/14/2025								45,419	101.76	2,025,687

Doug Jones
Annual Incentive		31,500	3,000,000	7,650,000
PSUs	2/14/2025				50	16,828	50,484				1,712,417
RSUs	2/14/2025							8,414			856,209
Stock Options	2/14/2025								21,456	101.76	956,938

Daniel S. Perotti
Annual Incentive		15,750	1,500,000	3,825,000
PSUs	2/14/2025				29	9,827	29,481				999,996
RSUs	2/14/2025							4,913			499,947
Stock Options	2/14/2025								12,529	101.76	558,793

James Follette
Annual Incentive		11,550	1,100,000	2,805,000
PSUs	2/14/2025				20	6,878	20,634				699,905
RSUs	2/14/2025							3,439			349,953
Stock Options	2/14/2025								8,770	101.76	391,142

Derek W. Stark
Annual Incentive		10,500	1,000,000	2,550,000
PSUs	2/14/2025				16	5,650	16,950				574,944
RSUs	2/14/2025							2,825			287,472
Stock Options	2/14/2025								7,204	101.76	321,298

(1)

Represents the threshold, target and maximum award amounts for Fiscal 2025 pursuant to the annual performance-based incentive. The actual amounts earned by each named executive officer pursuant to such plan are set forth in the Non-Equity Incentive Compensation Column of the Summary Compensation Table. Threshold reflects the lowest ROE above the ROE that would result in zero payout.

(2)

Represents the potential payout range of performance-based RSUs granted in Fiscal 2025. Awards vest based on achieving ROE, leverage ratio and individual effectiveness goals in fiscal years 2025 through 2027. The combined maximum payout under the performance goals is 300% of the target award. If ROE for a fiscal year is less than the threshold ROE, no portion of the granted RSUs will become vested. In addition to the performance conditions, the named executive officers must generally satisfy a service condition in order for the award to vest.

(3)

One-third (1/3) of the nonstatutory stock options granted on February 14, 2025 will vest on each of the first, second, and third anniversaries of the vesting commencement date, subject to the recipient’s continued service through each anniversary.

(4)

Represents the grant date fair value, as determined in accordance with ASC 718, of time-based RSUs, performance-based RSUs and nonstatutory stock options awarded during Fiscal 2025. There is no estimation of forfeitures included in the grant date fair value of the stock options.

| 2026 Proxy Statement	59

COMPENSATION TABLES

2025 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2025:

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
David A. Spector	2/14/2025	—	45,419	101.76	2/13/2035	17,811	2,348,202	35,623	(3)	4,696,536
	2/29/2024	15,392	30,785	84.93	2/28/2034	12,314	1,623,478	36,942	(4)	4,870,433
	2/24/2023	30,868	15,435	60.74	2/23/2033	6,174	813,980	13,699	(5)	1,806,076
	2/23/2022	119,730		57.10	2/22/2032
	2/25/2021	53,589		58.85	2/24/2031
	12/14/2020	140,464		59.68	12/13/2030
	2/26/2020	59,466		35.03	2/25/2030
	3/15/2019	55,488		22.92	3/14/2029
	3/09/2018	52,935		24.40	3/08/2028
	3/06/2017	69,252		18.05	3/05/2027
Doug Jones	2/14/2025	—	21,456	101.76	2/13/2035	8,414	1,109,302	16,828	(3)	2,218,604
	2/29/2024	9,014	18,030	84.93	2/28/2034	7,212	950,830	21,635	(4)	2,852,358
	2/24/2023	17,149	8,575	60.74	2/23/2033	3,430	452,211	7,610	(5)	1,003,302
	2/23/2022	54,063		57.10	2/22/2032
	2/25/2021	29,566		58.85	2/24/2031
	12/14/2020	54,024		59.68	12/13/2030
	2/26/2020	30,366		35.03	2/25/2030
	3/15/2019	27,744		22.92	3/14/2029
	3/09/2018	26,467		24.40	3/08/2028
	3/06/2017	34,626		18.05	3/05/2027
Daniel S. Perotti	2/14/2025	—	12,529	101.76	2/13/2035	4,913	647,730	9,827	(3)	1,295,592
	2/29/2024	4,170	8,340	84.93	2/28/2034	3,336	439,818	10,008	(4)	1,319,455
	2/24/2023	8,574	4,288	60.74	2/23/2033	1,715	226,106	3,805	(5)	501,651
	2/23/2022	35,792		57.10	2/22/2032
	2/25/2021	12,935		58.85	2/24/2031
	12/14/2020	13,506		59.68	12/13/2030
	2/26/2020	23,105		35.03	2/25/2030
	3/15/2019	18,098		22.92	3/14/2029
	3/09/2018	17,204		24.40	3/08/2028
James Follette	2/14/2025	—	8,770	101.76	2/13/2035	3,439	453,398	6,878	(3)	906,796
	2/29/2024	2,943	5,887	84.93	2/28/2034	2,355	310,483	7,064	(4)	931,318
	2/24/2023	7,716	3,859	60.74	2/23/2033	1,544	203,561	3,424	(5)	451,420
	2/23/2022	27,645		57.10	2/22/2032
	2/25/2021	12,935		58.85	2/24/2031
	12/14/2020	20,259		59.68	12/13/2030

60	| 2026 Proxy Statement

COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/sh)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of Unearned Shares or Units of Stock Granted That Have Not Vested (#)		Market Value of Unearned Shares or Units of Stock Granted That Have Not Vested ($)(2)
Derek W. Stark	2/14/2025	—	7,204	101.76	2/13/2035	2,825	372,448	5,650	(3)	744,896
	2/29/2024	2,293	4,587	84.93	2/28/2034	1,835	241,926	5,504	(4)	725,647
	2/24/2023	4,801	2,401	60.74	2/23/2033	961	126,698	2,130	(5)	280,819
	2/23/2022	20,967		57.10	2/22/2032
	2/25/2021	6,652		58.85	2/24/2031
	12/14/2020	13,506		59.68	12/13/2030
	2/26/2020	11,882		35.03	2/25/2030
	3/15/2019	8,086		22.92	3/14/2029
	3/09/2018	7,684		24.40	3/08/2028

(1)

One-third (1/3) of the nonstatutory stock options granted on February 14, 2025, February 29, 2024, and, February 24, 2023, respectively, will vest on each of the first, second, and third anniversaries of the grant date, generally, subject to the recipient’s continued service through each anniversary.

(2)	Per share value of stock awards is $131.84 based on the closing price of our common stock on the NYSE on December 31, 2025.
(3)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2027 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are reported at target payout level.

(4)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2026 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are reported at target payout level.

(5)

The indicated number of unearned units consists of performance-based RSUs with a performance period that ends on December 31, 2025 and is described above under the heading “—Elements of our Executive Compensation Program—Annual Long-Term Equity Awards.” The performance-based RSUs are shown here at the actual attainment of 37.0% for the award which lapsed in February 2026.

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COMPENSATION TABLES

2025 Option Exercises and Stock Vested

The following table provides information regarding exercises of options to purchase shares of common stock and stock awards that vested for our named executive officers during Fiscal 2025:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

David A. Spector	71,161	8,309,297	26,094	2,647,189

Doug Jones	27,771	3,222,804	13,250	1,344,591

Daniel S. Perotti	39,121	4,535,331	7,498	760,574

James Follette	—	—	5,898	598,161

Derek W. Stark	—	—	4,288	434,930

(1)

Amounts reported in these columns consist of vested stock awards. If the named executive officer sold a portion of the common stock acquired upon vesting to satisfy the tax obligation with respect to such vesting, the number of shares of common stock retained is less than the amount shown. The number of shares of common stock retained and the value realized on vesting as reflected in this column have not been reduced to reflect the sale of common stock to satisfy any tax obligations.

	RSUs		PSUs
Name	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)

David A. Spector	26,094	2,647,189	—	—

Doug Jones	13,250	1,344,591	—	—

Daniel S. Perotti	7,498	760,574	—	—

James Follette	5,898	598,161	—	—

Derek W. Stark	4,288	434,930	—	—

(a)	Amounts reported in this column represent RSU awards that vested on February 23, 2025, February 24, 2025, and February 28, 2025.
(b)

Amounts reported in this column represent PSU awards that vested on February 14, 2025, and the payout of shares of common stock pursuant to the award was determined based on ROE, a Leverage Ratio Multiplier and an individual effectiveness rating for the period of January 1, 2022 through December 31, 2024 as measured against the target performance goal set by the Compensation Committee of the Board when the award was granted in 2022. The payout percentage for the award was 0% and the PSUs did not vest and were forfeited.

(2)	The value realized on vesting is calculated by multiplying the number of shares of common stock received upon vesting by the fair market value of our common stock on the respective vesting dates.

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COMPENSATION TABLES

Potential Payments Upon Termination of Employment or Change in Control

The information below describes and estimates certain compensation that would become payable under existing plans and arrangements assuming the named executive officer’s employment had terminated or a “change in control” had occurred on December 31, 2025. These benefits are in addition to benefits available generally to salaried employees.

Potential Payments Pursuant to Employment Agreements

As described in “Compensation Discussion and Analysis—Employment Agreements”, two of our named executive officers, Mr. Spector and Mr. Jones, currently have employment agreements providing for severance payments, accelerated vesting of equity awards, and other benefits in the event the executive’s employment is terminated due to disability or death, terminated by us or PNMAC for “cause,” terminated by us or PNMAC “other than for cause,” or terminated by the executive for “good reason.” The table below reflects the potential payments due to Mr. Spector and Mr. Jones upon a qualifying termination occurring as of December 31, 2025.

Name	Benefit	Disability	Death	Retirement	Termination For Cause or Voluntary Resignation	Termination Other than For Cause, Termination Upon a Change in Control or Resignation For Good Reason

David A. Spector	Consulting Fees(1)	—	—	—	—	—

	Base Salary	—	$750,000	—	—	$ 3,750,000

	COBRA Benefits Continuation	$70,095	$87,015	—	—	$ 43,507

	Incentive-Based Compensation	$3,608,250	$3,608,250	3,608,250	—	$ 8,216,670

	Accelerated Vesting – Stock Options(2)	$2,541,553	$2,541,553	2,541,553	—	$ 2,541,553

	Accelerated Vesting – Performance-Based RSUs(3)	$14,450,719	$14,450,719	14,450,719	—	$14,450,719

	Accelerated Vesting – Time-Based RSUs(4)	$4,785,660	$4,785,660	4,785,660	—	$ 4,785,660

	Aggregate Payment Amount	$25,456,277	$26,223,197	25,386,182	—	$33,788,109

Doug Jones	Consulting Fees(1)	—	—	—	—	—

	Base Salary	—	$662,500	—	—	$ 3,312,500

	COBRA Benefits Continuation	$49,320	$61,224	—	—	$ 30,612

	Incentive-Based Compensation	$2,547,000	$2,547,000	2,547,000	—	$ 5,739,859

	Accelerated Vesting – Stock Options(2)	$1,455,470	$1,455,470	1,455,470	—	$ 1,455,470

	Accelerated Vesting – Performance-Based RSUs(3)	$7,784,097	$7,784,097	7,784,097	—	$ 7,784,097

	Accelerated Vesting – Time-Based RSUs(4)	$2,512,343	$2,512,343	2,512,343	—	$ 2,512,343

	Aggregate Payment Amount	$14,348,230	$15,022,634	14,298,910	—	$20,834,881
(1)	Mr. Spector and Mr. Jones are entitled to consulting fees only upon the expiration of the terms of their respective employment agreements.
(2)

Represents the vesting in full of all outstanding unvested stock options. Calculated as the difference between the closing price of our common stock on the NYSE on December 31, 2025 and the exercise price of the stock options multiplied by the number of underlying shares of common stock. In connection with a termination due to “retirement”, shares subject to the outstanding stock options continue to vest after the “retirement date,” as defined in the equity award agreement, in accordance with the original vesting schedule and would not vest immediately.

(3)

Except in the case of a termination due to “retirement”, represents the vesting in full of all unvested performance-based RSUs based on the achievement of target level performance. Calculated based on the closing price of our common stock on the NYSE on December 31, 2025 multiplied by the number of underlying shares of common stock. In connection with a termination due to “retirement”, performance-based RSUs shall continue to vest and be settled after the “retirement date” in accordance with the original vesting schedule.

(4)

Represents the vesting in full of all outstanding unvested RSUs. Calculated based on the closing price of our common stock on the NYSE on December 31, 2025 multiplied by the number of underlying shares of common stock. In connection with a termination due to “retirement”, shares subject to the outstanding RSUs continue to vest after the “retirement date,” as defined in the equity award agreement, in accordance with the original vesting schedule and would not vest immediately.

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COMPENSATION TABLES

Potential Payments Pursuant to Change of Control Severance Plan

As described in “Compensation Discussion and Analysis—Change of Control Severance Plan”, our Severance Plan covers named executive officers who do not have separately negotiated employment agreements. This plan provides for severance payments and accelerated vesting of equity awards in the event the executive incurs a qualifying termination as defined in the Severance Plan in connection with a change in control.

Name	Base(1)	Bonus(2)	Equity Vesting(3)	Change of Control

Daniel S. Perotti	$1,000,000	$2,502,000	$5,981,308	$9,483,308

James Follette	$1,000,000	$1,966,800	$4,576,928	$7,543,728

Derek W. Stark	$ 800,000	$1,818,000	$3,357,165	$5,975,165

(1)	Represents two times the named executive officer’s base salary as of December 31, 2025.
(2)

Represents two times the greater of (x) the average aggregate bonus paid to the named executive officer for each of the two fiscal years preceding December 31, 2025, and (y) the bonus paid for the fiscal year immediately preceding December 31, 2025.

(3)

Represents the value of equity that would vest upon a change in control calculated based on the closing price of our common stock on the NYSE on December 31, 2025 multiplied by the number of underlying shares of common stock less, if applicable, the exercise price.

Messrs. Perotti, Follette and Stark are not yet retirement eligible and would not currently receive any retirement benefits if they retired effective December 31, 2025. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event and our Company’s stock price. There can be no assurance that a termination or “change in control” would produce the same or similar results as those described if occurring on another date or at another price, or if any assumption used to prepare this information is not correct in fact.

2025 Nonqualified Deferred Compensation

The following table sets forth the information with respect to our non-qualified Deferred Compensation Plan during Fiscal 2025. Participants were allowed to defer annual bonus, RSUs and PSUs earned in Fiscal 2025. The Deferred Compensation Plan also permits, but does not require, us to make discretionary contributions to participants’ accounts.

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (3)

David A. Spector	554,125 (1)	—	31,214	—	817,882

Doug Jones	—	—	—	—	—

Daniel S. Perotti	62,550 (2)	—	9,381	—	129,188

James Follette	—	—	—	—	—

Derek W. Stark	—	—	—	—	—

(1)

Reflects a portion of Mr. Spector’s Fiscal 2025 annual performance-based incentive deferred and contributed to the Deferred Compensation Plan. The payment is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for Fiscal 2025, the year it was earned. Contributions relating to the Fiscal 2025 annual performance-based incentives reflected here were deposited into the Deferred Compensation Plan in Fiscal 2026 at the time such amounts were paid and are reflected in the aggregated balance as of December 31, 2025 at the contribution value.

(2)

Reflects a portion of Mr. Perotti’s Fiscal 2025 annual performance-based incentive deferred and contributed to the Deferred Compensation Plan. The payment is reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” for Fiscal 2025, the year it was earned. Contributions relating to the Fiscal 2025 annual performance-based incentives reflected here were deposited into the Deferred Compensation Plan in Fiscal 2026 at the time such amounts were paid and are reflected in the aggregate balance as of December 31, 2025 at the contribution value.

(3)	The aggregate balance also includes $232,543 for Mr. Spector and $57,257 for Mr. Perotti of compensation reported in the “Summary Compensation Table” from Fiscal 2024.

64	| 2026 Proxy Statement

COMPENSATION TABLES

2025 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan for all employees who satisfy certain eligibility requirements. Under our 401(k) plan, employees may elect to defer a portion of their eligible compensation subject to applicable annual Code limits. Under the 401(k) plan, we make matching contributions to participants equal to 100% of the participant’s elective deferrals, up to a maximum of $14,000 with respect to Fiscal 2025. We intend for the 401(k) plan to qualify under Section 401(a) and 501(a) of the Code so that contributions by employees to the 401(k) plan, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of three directors: Mr. Nanji, the chair of the Compensation Committee, Mr. Perlowitz and Ms. McCallion. Ms. McCallion previously served as Senior Managing Director and Chief Enterprise Operations Officer until her retirement as an officer of the Company in June 2019 and was appointed to the Compensation Committee on December 31, 2024. Mr. Nanji and Mr. Perlowitz have not served as an officer or employee of our Company or any of our affiliates or have any business relationship or affiliation with our Company, except for their services as a director. During Fiscal 2025, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a director or a member of our Compensation Committee.

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CEO PAY RATIO

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of David A. Spector, our Chairman and Chief Executive Officer.

For Fiscal 2025:

•

The median of the annual total compensation of all employees of our Company (other than our CEO) was $86,394, and consists of W-2 taxable compensation plus other non-taxable compensation such as 401(k) match and insurance premiums paid by the Company.

•	The annual total compensation of our CEO, as reported in the “2025 Summary Compensation Table” included in this Proxy Statement, was $12,660,536.

Based on this information, our Fiscal 2025 ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 147 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee, we took the following steps:

1.

We determined that, as of December 31, 2025, our employee population consisted of approximately 4,900 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. In determining whether our workers are employees, we applied widely recognized employment and tax laws.

2.

In order to identify the median employee during Fiscal 2025, we compared the amount of salary, annual performance-based incentives, wages, overtime and other compensation of our employees as reflected in our payroll records. In making that determination, we did not annualize the compensation of any employee.

3.

Once we confirmed our median employee, we combined all of the elements of such employee’s compensation for our Fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $86,394.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PAY VERSUS PERFORMANCE

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive “Compensation Actually Paid” and the financial performance of our Company. This disclosure does not necessarily align with how we view the relationship between the Company’s performance and named executive officer compensation. The below table shows Compensation Actually Paid to our CEO and other named executive officers as calculated by adjusting the Summary Compensation Table total amounts for the applicable year.

Year	Summary Compensation for CEO (1)	Compensation Actually Paid to CEO (2)	Average Summary Compensation for Other Named Executive Officers (3)	Average Compensation Actually Paid to Other Named Executive Officers (4)	Value of Initial Fixed $100 Investment Based On:		Net Income	Return on Equity (6)
					PFSI Total Stockholder Return (5)	Peer Group Total Stockholder Return (5)

2025	$12,660,536	$17,746,765	$4,218,142	$5,665,480	$213.4	$197.7	$501 Million	12%

2024	$10,595,840	$9,643,304	$3,667,547	$3,429,983	$163.5	$153.4	$311 Million	9%

2023	$7,258,483	$14,532,470	$2,630,061	$4,875,605	$140.0	$139.7	$145 Million	4%

2022	$9,671,051	$6,517,122	$3,445,387	$2,243,109	$88.7	$96.2	$476 Million	14%

2021	$13,575,224	$17,262,152	$5,473,525	$6,931,492	$107.7	$117.3	$1.0 Billion	29%

(1)
Mr. Spector was our principal executive officer (“CEO”) for all years shown. The amounts reported are the amounts of total compensation reported for our CEO for each corresponding year in the “Total” column of the Summary Compensation Table in each applicable year.

(2)
The amount reported represents the Compensation Actually Paid to our CEO, computed in accordance with Item 402(v) of Regulation
S-K,
but does not reflect the actual amount of compensation earned by or paid to our CEO in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for our CEO:

Adjustments to Determine Compensation “Actually Paid” for the CEO
(7)

2025

SUMMARY COMPENSATION – CEO	$12,660,536

• Deduction for Equity Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	($7,463,131)

• Deduction for Equity Amounts Reported under the “Non-Equity Incentive Compensation” Column in the Summary Compensation Table	—

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year-End	10,857,960

• Fair Value of Equity Awards Granted during Fiscal Year that Vested during the Fiscal Year	—

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	1,486,220

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	132,863

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	72,317

COMPENSATION ACTUALLY PAID - CEO	$17,746,765

ADJUSTMENTS FROM SUMMARY COMPENSATION	$5,086,229

(3)
The amounts reported represent the average of the amounts reported for the Company’s named executive officers as a group (excluding our CEO), in the “Total” column of the Summary Compensation Table in each applicable year. The executive officers used to calculate the other named executive officers average in each year include Andrew Chang, Vandad Fartaj, Doug Jones and Daniel S. Perotti for 2021; Vandad Fartaj, James Follette, Doug Jones and Daniel S. Perotti for 2022; William Chang, James Follette, Doug Jones and Daniel S. Perotti for 2023; and James Follette, Doug Jones, Daniel S. Perotti and Derek W. Stark for 2024 and 2025.

(4)
The amounts reported represent the average Compensation Actually Paid to the other named executive officers other than our CEO as a group, computed in accordance with Item 402(v) of Regulation
S-K.
The amounts do not reflect the actual average amount in compensation earned by or paid to such other named executive officers as a group in the applicable year. Compensation Actually Paid is calculated by making the following adjustments to the Summary Compensation Table amounts for the Other Named Executive Officers:

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PAY VERSUS PERFORMANCE

Adjustments to Determine Average Compensation “Actually Paid” for the Other Named Executive Officers
(7)

2025

SUMMARY COMPENSATION – OTHER NAMED EXECUTIVE OFFICERS	$4,218,142

• Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table	(2,052,253)

• Deduction for Equity Amounts Reported under the “Non-Equity Incentive Compensation” Column in the Summary Compensation Table	—

• Fair Value of Equity Awards Granted during the Fiscal Year that Remain Unvested as of Fiscal Year End	2,985,783

• Fair Value of Equity Awards Granted during Fiscal Year that Vested during the Fiscal Year	—

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that were Unvested as of Fiscal Year-End	451,235

• Change in Fair Value of Prior Fiscal Year-End Equity Awards that Vested during Fiscal Year	39,156

• Dividends paid during Fiscal Year before Vesting Date of Equity Awards	23,417

COMPENSATION ACTUALLY PAID – OTHER NAMED EXECUTIVE OFFICERS	$5,665,480

ADJUSTMENTS FROM SUMMARY COMPENSATION	$1,447,338

(5)
Based on initial investment of $100 on December 31, 2020 and a cumulative Total Stockholder Return (PFSI: Fiscal Year 2021 = 7.7%, Fiscal Year 2022 =
-17.6%,
Fiscal Year 2023 = 57.8%, Fiscal Year 2024 = 16.8%, Fiscal Year 2025 = 30.5%) and (Dow Jones U.S. Mortgage Finance Total Return Index: Fiscal Year 2021 = 17.3%, Fiscal Year 2022 =
-18.0%,
Fiscal Year 2023 = 45.3%, Fiscal Year 2024 = 9.7%, Fiscal Year 2025 = 28.9%).

(6)	Our Company Selected Measure is Return on Equity, which is calculated as net income attributable to common stockholders for a fiscal year divided by average monthly common stockholders’ equity.
(7)
The fair values in the tables above have been computed in accordance with the methodology used for financial reporting purposes and, as applicable for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

Most Important Financial Performance Measures
The Compensation Committee utilizes several performance measures and factors to align executive compensation with Company performance not reflected in the Pay Versus Performance table or the Compensation Actually Paid measures. In our assessment, the most important financial performance measures used to link Compensation Actually Paid to our CEO and other named executive officers were:

Return on Equity	Leverage Ratio	Stockholder Return	Strategic Factors

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PAY VERSUS PERFORMANCE

Compensation Actually Paid Compared to Financial Performance Measures

The graphs demonstrate the relationship between Compensation Actually Paid compared to TSR, Net Income and ROE since December 31, 2020.
Compensation Actually Paid and TSR
(1)

Compensation Actually Paid and Net Income

Compensation Actually Paid and ROE

(1)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on
December
31, 2020.

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PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 3 – Advisory (Non-Binding) Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives stockholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers (also referred to as a Say-on-Pay proposal). Based on the previous feedback of our stockholders, we currently present such proposals annually.

At our 2025 annual meeting of stockholders, approximately 90.7% of the total stockholder votes cast voted “For” our Say-on-Pay proposal. We believe the positive Say-on-Pay voting results reflect our commitment to maintain a pay for performance culture that aligns with our stockholders’ interest, including our focus on financial and strategic objectives for our performance-based incentives that have appropriately encouraged growth in our businesses and the achievement of financial goals, thus benefiting our stockholders and generating long-term stockholder value.

Advisory (non-binding) approval of our executive compensation requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes will not affect this advisory vote. For additional information on voting, see the section of this Proxy Statement titled “Information Concerning Voting and Solicitation” including the section therein titled “—What stockholder approvals are required to approve the proposals?”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION:

“RESOLVED, that the compensation paid to PennyMac Financial Services, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any narrative discussion in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We aim to create a pay-for-performance culture that rewards our named executive officers for exceptional Company and individual performance, aligns the interests of our named executive officers with those of our stockholders, facilitates the attraction, motivation and retention of highly talented executives, supports our long-term success and sustainability, and encourages our named executive officers to focus on the achievement of our annual and long-term business goals.

We have three primary elements of total compensation – base salary, annual performance-based incentives, and long-term equity awards – and this compensation is heavily weighted toward performance-based compensation. 88% of our CEO’s Fiscal 2025 target compensation and 83% of our other named executive officers’ target compensation was at risk and aligned with our stockholders in the form of annual performance-based incentives and long-term equity compensation.

We believe that this performance-based pay culture supports our efforts to motivate and reward our named executive officers for achieving Company performance and strategic accomplishments that drive long-term stockholder value. We encourage our stockholders to read the section in this Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described therein and above, we recommend that our stockholders endorse our compensation program for our named executive officers.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Each of our executive officers is also an executive officer of PMT and an officer of one or more of its subsidiaries. In addition, certain of our executive officers serve on the boards of one or more of these entities and/or hold an ownership interest in PMT. This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us since January 1, 2025.

Amended and Restated Stockholder Agreements

On December 31, 2024, we entered into an amended and restated stockholder agreement with HCP which provides that HCP will have the right to nominate two individuals for election to our Board as long as it, together with its affiliates, holds at least 15% of the voting power of our outstanding common stock, and the right to nominate one individual for election to our Board as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock. We, in turn, are obligated to use our best efforts to ensure that these nominees are elected. In addition, this agreement provides that HCP, as long as it, together with its affiliates, holds at least 10% of the voting power of our outstanding common stock, will have the right to nominate one member of each committee of our Board. As long as those nominees meet the independence standards applicable to those committees, we will appoint them as members of those committees. In addition, the agreement provides that neither our certificate of incorporation nor our bylaws, as in effect from time to time, may be amended in any manner that is adverse to HCP or its respective affiliates without the consent of HCP, as applicable, as long as it, together with its affiliates, holds at least 5% of the voting power of our outstanding common stock.

Amended and Restated Registration Rights Agreement

On November 1, 2018, we entered into an amended and restated registration rights agreement with HCP and the other owners of PNMAC other than us pursuant to which HCP and certain permitted transferees have the right, under certain circumstances and subject to certain restrictions, to require us to register for resale the shares of our common stock received by them in exchange for their ownership interests in PNMAC in connection with the closing of our corporate reorganization. In November 2018, we filed a post-effective amendment to a registration statement to register for resale such shares of our common stock held by HCP and certain other selling stockholders. The post-effective amendment to the registration statement was declared effective on November 19, 2018. All securities registered under this registration statement are available for sale in the open market unless restrictions apply.

Demand Registration Rights. HCP and certain permitted transferees each have the right to demand that we register their common stock for resale, subject to the conditions set forth in the registration rights agreement, no more than three times in any 12-month period. HCP and certain permitted transferees have the right under the registration rights agreement to require that we register their common stock for resale. Such registration demand must reasonably be expected to result in aggregate gross cash proceeds to such demanding stockholder in excess of $25 million. HCP and certain permitted transferees will have the right to participate in any such demand registrations. We will not be obligated to effect a demand registration within 120 days of the effective date of a registration statement filed by us. We may postpone the filing of a registration statement for up to 60 days once in any 12-month period if our Board determines in good faith that the filing would reasonably be expected to materially adversely affect any material financing or acquisition of ours or require premature disclosure of information that would reasonably be expected to be materially adverse to us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters’ discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights. HCP, certain of their permitted transferees and the minority stockholders which are parties to the agreement will each have the right to “piggyback” on any registration statements that we file on an unlimited basis, subject to the conditions set forth in the registration rights agreement. If we register any securities for public sale, stockholders with piggyback registration rights under the registration rights agreement have the right to include their shares in the registration for resale by them, subject to specified limitations and exceptions.

S-3 Registration Rights. If we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the registration rights agreement and certain permitted transferees can request that we register their shares for resale. Any registration must be reasonably expected by the demanding stockholder to result in aggregate gross cash proceeds to such demanding stockholder in excess of $10 million, and no more than three demands for an S-3 registration may be made in any 12-month period. If we are eligible as a Well-Known Seasoned Issuer, or WKSI, the requesting stockholders may request that the shelf registration statement utilize the automatic shelf

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

registration process under Rule 415 promulgated under the Securities Act. If we are not eligible as a WKSI or are otherwise ineligible to utilize the automatic shelf registration process, then we are required to use our reasonable efforts to have the shelf registration statement declared effective.

Tax Receivable Agreement

On May 8, 2013, we entered into a tax receivable agreement with the former owners of PNMAC that provides for the payment from time to time by the corporate taxpayer to those owners of 85% of the amount of the net tax benefits, if any, that the corporate taxpayer is deemed to realize under certain circumstances as a result of (i) increases in tax basis resulting from exchanges of ownership interests in PNMAC and (ii) certain other tax benefits related to our entering into the tax receivable agreement, including tax benefits attributable to payments under the tax receivable agreement. These payment obligations are obligations of the corporate taxpayer and not of PNMAC. For purposes of the tax receivable agreement, the tax benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of PNMAC as a result of the exchanges, and had the corporate taxpayer not entered into the tax receivable agreement. The term of the tax receivable agreement will continue until all such tax benefits have been utilized or expired, unless we exercise our right to terminate the tax receivable agreement. Following the closing of the corporate reorganization on November 1, 2018, we succeeded to certain obligations under the tax receivable agreement and, therefore, are the top-level parent entity and the corporate taxpayer who will make payments, if any, under the tax receivable agreement to those certain prior owners of PNMAC who effected exchanges of ownership interests in PNMAC for our common stock prior to the closing of the corporate reorganization. Any prior owners of PNMAC who did not complete such exchanges prior to the closing of the corporate reorganization, or prior owners that only completed such exchanges with respect to some but not all of their interests in PNMAC, will not be entitled to any future payments under the tax receivable agreement in respect of any ownership interests not exchanged prior to the closing.

In the event of termination of the tax receivable agreement, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Estimating the amount of payments that may be made under the tax receivable agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The primary factor is the amount and timing of our income. The corporate taxpayer will be required to pay 85% of the net tax benefits as and when those benefits are treated as realized under the terms of the tax receivable agreement. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or circumstances requiring an early termination payment) to make payments under the tax receivable agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the tax receivable agreement.

The payments under the tax receivable agreement are not conditioned upon the continued ownership of us by the exchanging owners of PNMAC. In Fiscal 2025, we made no tax receivable agreement payments to our named executive officers and directors.

The tax receivable agreement provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer’s (or its successor’s) obligations with respect to exchanged or acquired ownership interests in PNMAC (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the tax receivable agreement. As a result, (i) we could be required to make payments under the tax receivable agreement that are greater than or less than the specified percentage of the actual net tax benefits we realize in respect of the tax attributes subject to the tax receivable agreement and (ii) if we elect to terminate the tax receivable agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future net tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits.

Decisions made by certain prior owners of PNMAC in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an exchanging or selling owner under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the tax receivable agreement and increase the present value of such payments.

Payments under the tax receivable agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any

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payments previously made under the tax receivable agreement (except to the extent such amounts can be applied against future amounts that would otherwise be due under the tax receivable agreement). As a result, in certain circumstances, payments could be made under the tax receivable agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the tax receivable agreement.

PNMAC Limited Liability Company Agreement

On November 1, 2018, we and PNMAC Holdings, Inc. entered into the fifth amended and restated limited liability company agreement of PNMAC. We are the managing member of PNMAC. Accordingly, we operate and control all of the business and affairs of PNMAC and, through PNMAC and its operating entity subsidiaries, conduct our business.

Pursuant to the limited liability company agreement of PNMAC, we have the right to determine when distributions will be made to the members of PNMAC and the amount of any such distributions, other than with respect to tax distributions as described below. If a distribution is authorized, such distribution will be made to the members of PNMAC pro rata in accordance with the percentages of their respective limited liability company interests.

The unit holders of PNMAC, including us, will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of PNMAC. Except as otherwise required under Section 704(c) of the Code, net profits and net losses of PNMAC will generally be allocated to its members (including us) pro rata in accordance with their respective limited liability company interests. The limited liability company agreement of PNMAC will provide for quarterly cash distributions, which we refer to as “tax distributions,” to the members of PNMAC if we, as the managing member of PNMAC, determine that the taxable income of PNMAC gives rise to taxable income for such holders. Generally, these quarterly tax distributions will be computed based on the taxable income of PNMAC multiplied by an assumed tax rate determined by us. Tax distributions will be made only to the extent that all distributions from PNMAC for the relevant year were insufficient to cover such tax liabilities.

The limited liability company agreement of PNMAC also provides that substantially all expenses incurred by or attributable to us, but not including our obligations incurred under the tax receivable agreement and our income tax expenses, will be borne by PNMAC.

Other than us, in our capacity as managing member, no member of PNMAC will have voting rights with respect to PNMAC.

Management Agreement

Our subsidiary, PCM, may enter into investment management agreements with institutional clients, investment companies or funds that invest in residential mortgage assets. Presently, PCM is party to a management agreement with PMT. We externally manage and advise PMT pursuant to a management agreement, or the PMT Management Agreement executed on December 16, 2024, as amended. Pursuant to the terms of the PMT Management Agreement, PCM manages the assets and investment strategies of PMT. For its management services, PCM collects a base management fee and may collect a performance incentive fee. The base management fee is payable quarterly and in arrears and the performance incentive fee is payable annually and in arrears. The purpose of the fee structure is to align the base and performance incentive components of the management fee with PMT’s investment strategies. The PMT Management Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods.

The base management fee is calculated at a defined annualized percentage of “shareholders’ equity.” PMT’s “shareholders’ equity” is defined as the sum of the net proceeds from any issuances of PMT’s equity securities since PMT’s inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance); plus its retained earnings at the end of the second month of the quarter; less any amount that PMT pays for repurchases or redemptions of its equity securities (allocated on a pro rata daily basis for such repurchases and redemptions during the fiscal quarter of any such repurchases or redemptions); and excluding one-time events pursuant to changes in GAAP and certain other non-cash charges as agreed between PMT and PCM.

Pursuant to the terms of the PMT Management Agreement, the base management fee is equal to the sum of (i) 1.5% per year of shareholders’ equity up to $2 billion, (ii) 1.375% per year of shareholders’ equity in excess of $2 billion, up to $5 billion, and (iii) 1.25% per year of shareholders’ equity in excess of $5 billion. The base management fee is paid in cash.

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The performance incentive fee is calculated at a defined annualized percentage of the amount by which “net income,” exceeds certain levels of annualized return on PMT’s common shareholders’ equity. For the purpose of determining the amount of the performance incentive fee, “net income” is defined as net income or loss attributable to PMT’s common shareholders computed in accordance with GAAP and adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges determined after discussions between PMT and PCM. For this purpose, common shareholders’ equity is defined as PMT’s shareholder equity less the average GAAP accounting value of the preferred equity. PMT’s “preferred equity” means all classes of shares of PMT receiving preferences over the common shares.

The performance incentive fee is calculated annually and escalates as net income (stated as a percentage of return on common shareholders’ equity) increases over certain thresholds. On each calculation date, the threshold amount represents a stated return on common shareholders’ equity, subject to a “high watermark” adjustment. The performance fee payable is equal to: (a) 10% of the amount by which net income for the quarter exceeds (i) an 8% return on average common shareholders’ equity during the period plus the high watermark, up to (ii) a 12% return on average common shareholders’ equity; plus (b) 15% of the amount by which net income for the quarter exceeds (i) a 12% return on average common shareholders’ equity during the period plus the high watermark, up to (ii) a 16% return on average common shareholders’ equity; plus (c) 20% of the amount by which net income for the quarter exceeds a 16% return on average common shareholders’ equity plus the high watermark.

The “high watermark” is the annual adjustment that reflects the amount by which the net income (stated as a percentage of return on common shareholders’ equity) in that fiscal year exceeds or falls short of the lesser of 8% and the average Fannie Mae MBS Yield (the target yield) for such fiscal year. If the net income is lower than the target yield, the high watermark is increased by the difference. If the net income is higher than the target yield, the high watermark is reduced by the difference. Each time a performance incentive fee is earned, the high watermark returns to zero. As a result, the threshold amount required for us to earn a performance incentive fee is adjusted cumulatively based on the performance of PMT’s net income over (or under) the target yield, until the net income in excess of the target yield exceeds the then-current cumulative high watermark amount, and a performance incentive fee is earned. The high watermark is calculated based on the two years preceding the fiscal year for which the incentive fee is calculated, and the high watermark shall never be less than zero after including all high watermark increases and high watermark decreases over any such rolling two fiscal year period. The performance incentive fee may be paid in cash or in PMT’s common shares (subject to a limit of no more than 50% paid in common shares), at PMT’s option.

We are entitled to reimbursement of certain expenses, including third-party expenses, incurred on PMT’s behalf, it being understood that we and our affiliates shall allocate a portion of our personnel’s time to provide certain legal, tax, accounting, internal audit and investor relations services for PMT’s direct benefit and for which we shall be reimbursed in an amount that is determined annually. PMT and its subsidiaries are required to pay its pro rata portion of our and our affiliates’ rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses required for PMT’s and its subsidiaries operations. These expenses will be allocated between us and PMT based on the percentage of resources used by us in connection with our investment management activities as determined by us in our reasonable and good faith discretion, as calculated at each fiscal quarter end.

We may also be entitled to a termination fee under certain circumstances. Specifically, the termination fee is payable for (1) PMT’s termination of the PMT Management Agreement without cause, (2) our termination of the PMT Management Agreement upon a default by PMT in the performance of any material term of the agreement that has continued uncured for a period of 30 days after receipt of written notice thereof, or (3) our termination of the agreement after the termination by PMT without cause (excluding a non-renewal) of the mortgage banking service agreement, the MSR recapture agreement or the PMT Servicing Agreement (each as described and/or defined below). The termination fee is equal to three times the sum of (a) the average annual base management fee and (b) the average annual performance incentive fee earned by us during the 24-month period immediately preceding the date of termination.

PMT may terminate the PMT Management Agreement without the payment of any termination fee under certain circumstances, including, among other circumstances, uncured material breaches of the PMT Management Agreement by us, upon a change in control of us (defined to include a 50% change in our shareholding in a single transaction or related series of transactions) or upon the termination of the MBS Agreement, the MSR recapture agreement or the PMT Servicing Agreement by PLS without cause.

The PMT Management Agreement also provides that, prior to the undertaking by us or our affiliates of any new investment opportunity or any other business opportunity requiring a source of capital with respect to which we or our affiliates will earn a management, advisory, consulting or similar fee, we shall present to PMT such new opportunity and the material terms on which we propose to provide services before pursuing such opportunity with third parties.

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We earned approximately $27.6 million in base management fees, zero in performance incentive fees and we were reimbursed for $31.6 million of expenses incurred on PMT’s behalf in connection with work performed under the terms of the PMT Management Agreement in effect as of Fiscal 2025.

Servicing Agreements

We have entered into servicing agreements with PMT, or the PMT Servicing Agreements, executed on December 16, 2024, as amended, for which we provide subservicing for PMT’s portfolios of residential mortgage loans and mortgage servicing rights, or MSRs. Such servicing and subservicing provided by us include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. The term of our servicing agreement expires on December 31, 2029, subject to automatic renewal for additional 18-month periods, unless terminated earlier in accordance with the terms of the agreement.

The base servicing fee rates for mortgage loans subserviced by us on PMT’s behalf are calculated through a monthly per-loan dollar amount, with the actual dollar amount for each mortgage loan based on whether the mortgage loan is a fixed-rate or adjustable-rate loan. The base servicing fee rates for mortgage loans subserviced on PMT’s behalf are $7.00 per month for fixed-rate mortgage loans and $8.00 per month for adjustable-rate mortgage loans. To the extent that these mortgage loans become delinquent, we are entitled to an additional servicing fee per mortgage loan falling within a range of $18 to $80 per month and based on the delinquency, bankruptcy and foreclosure status of the mortgage loan or $75 per month if the underlying mortgaged property becomes real estate owned. We are also entitled to customary ancillary income and certain market-based fees and charges, including boarding and deboarding fees, liquidation and disposition fees, and assumption, modification and origination fees, as well as certain fees relating to additional forbearance, claim filing, and loss mitigation activities.

We are entitled to reimbursement for all customary, bona fide reasonable and necessary out-of-pocket expenses we incur in connection with the performance of our servicing obligations.

We earned approximately $84.4 million in loan servicing fees in Fiscal 2025 in connection with work performed for PMT under the terms of the PMT Servicing Agreement in effect as of Fiscal 2025.

Mortgage Banking Services Agreement

Pursuant to a mortgage banking services agreement, or the MBS Agreement executed on December 16, 2024, as amended, we provide PMT with certain mortgage banking services, including fulfillment and disposition-related services, with respect to loans acquired by PMT.

We have agreed to provide the MBS Agreement services exclusively for PMT’s benefit, and we and our affiliates are prohibited from providing such services for any other third-party correspondents. The MBS Agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods.

The fulfillment fees in any quarter shall not exceed the following:

•

the product of (i) the sum of $585 for each pull-through adjusted loan commitment up to and including 16,500 per quarter and $355 for each pull-through adjusted loan commitment in excess of 16,500 per quarter, and (ii) the number of loan commitments relating to loans intended to be purchased by PMT from us during the quarter and thereafter retained by us prior to sale or securitization, divided by the total number of non-Ginnie Mae loan commitments issued by us during the quarter (in each case as determined after applying the applicable pull-through factor); plus

•

the product of (i) the sum of $315 for each purchased loan up to and including 16,500 per quarter and $195 for each purchased loan in excess of 16,500 per quarter, and (ii) the number of loans purchased by PMT from us during the quarter and thereafter retained prior to sale or securitization, divided by the total number of non-Ginnie Mae loans purchased by us during the quarter, plus

•	$500 multiplied by the number of all purchased loans that are securitized or sold to parties other than Fannie Mae or Freddie Mac.

PMT does not hold the Ginnie Mae approval required to issue Ginnie Mae MBS and act as a servicer. Accordingly, through June 30, 2025, we purchased loans underwritten in accordance with the Ginnie Mae Mortgage-Backed Securities Guide “as is” and without recourse of any

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

kind from PMT at their cost less an administrative fee plus accrued interest and a sourcing fee ranging from one to two basis points of the unpaid principal balance (the “sourcing fee”). From and after July 1, 2025, we acquired all mortgage loans under the correspondent lending program from the approved correspondents and PMT has the right to purchase up to 100% of any agency and non-agency mortgage loans, other than Ginnie Mae mortgage loans, with no sourcing fee applied.

Notwithstanding any provision of the MBS Agreement to the contrary, if it becomes reasonably necessary or advisable for us to engage in additional services in connection with post-breach or post-default resolution activities for the purposes of a correspondent agreement, then PMT has generally agreed with us to negotiate in good faith for additional compensation and reimbursement of expenses to be paid to us for the performance of such additional services.

We earned approximately $23.8 million in fulfillment fees and we paid to PMT approximately $5.2 million in sourcing fees in Fiscal 2025 under the terms of the MBS Agreement in effect as of Fiscal 2025.

MSR Recapture Agreement

Pursuant to the terms of our MSR recapture agreement entered into by us with PMT on December 16, 2024, if we originate any mortgage loans the proceeds of which are used to refinance mortgage loans for which PMT previously held the MSRs (the “recaptured loans”), we are generally required to transfer and convey to PMT, without cost, on a monthly basis a tiered recapture fee. Such fee shall be equal to 70% of the fair market value of the MSRs relating to the recaptured loans subject to the first 30% of the “recapture rate,” 50% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 30% and up to 50%, and 40% of the fair market value of the MSRs relating to the recaptured loans subject to the recapture rate in excess of 50%, and we will convey a recapture fee of $900 per loan if we originate a mortgage loan for the purpose of purchasing a property where the customer has or had a mortgage loan for which PMT holds or held the MSR.

The “recapture rate” means, during each month, the ratio of the aggregate unpaid principal balance of all refinance mortgage loans originated in such month, plus the aggregate unpaid principal balance of all preserved mortgage loans relating to closed-end second loans originated in such month, to the aggregate unpaid principal balance of all mortgage loans from the portfolio that we have determined in good faith were refinanced in such month, plus the aggregate unpaid principal balance of all preserved mortgage loans relating to closed-end second loans originated in such month. For purposes of such calculation, “preserved mortgage loan” means a mortgage loan in PMT’s portfolio as to which we or our affiliates originated a new closed-end second loan in a subordinate position to such mortgage loan.

The MSR recapture agreement expires, unless terminated earlier in accordance with the terms of the agreement, on December 31, 2029, subject to automatic renewal for additional 18-month periods.

PMT recognized $10.1 million in recapture income pursuant to the terms of the MSR recapture agreement in effect as of Fiscal 2025.

Loan Purchase Agreement

We entered into a mortgage loan purchase agreement with PMT to sell residential mortgage loans originated or purchased by us. The loan purchase agreement contains customary terms and provisions, including representations and warranties, covenants, repurchase remedies and indemnities. The purchase prices paid to us by PMT for such loans are market-based.

During Fiscal 2025, PMT purchased approximately $11.2 billion of residential loans from us under the mortgage loan purchase agreement.

Investments in PMT

We received dividends of $120,000 in Fiscal 2025 as a result of our investment in common shares of PMT.

76	| 2026 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other Transactions With Related Persons

Indemnification of Directors and Officers

Our Amended and Restated Bylaws provide that we will indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. In addition, our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

The limited liability company agreement of PNMAC also requires PNMAC to indemnify its officers, members, managers and other affiliates to the fullest extent permitted by Delaware law, and advance expenses to its officers, members, managers and other affiliates as incurred in connection with legal proceedings against them for which they may be indemnified. The rights conferred in the limited liability company agreement of PNMAC are not exclusive.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Approval of Related Party Transactions

Our Code of Business Conduct and Ethics requires employees, officers and directors to avoid any conflicts of interests that create or appear to create a conflict of interest between their personal interests and the interests of the Company. Our related party transactions policy generally prohibits any related party transaction unless it is reviewed or approved by our Related Party Matters Committee and/or a majority of our independent directors in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect material interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, an employee, director or executive officer of our Company or a nominee to become a director of our Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. In determining whether to approve a related party transaction, the Related Party Matters Committee and/or independent directors consider all facts and circumstances that they deem relevant to the transaction, including, among other things, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review or approval of such transactions. In addition, each of our employees, directors and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with our Related Party Matters Committee and/or our Board in accordance with the related party transactions policy.

| 2026 Proxy Statement	77

ANNUAL REPORT ON FORM 10-K

2025 Annual Report on Form 10-K

Our Annual Report on Form 10-K for Fiscal 2025, which contains our consolidated financial statements for Fiscal 2025, accompanies this Proxy Statement, but is not a part of our soliciting materials. Stockholders of record as of the record date may obtain, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, upon written request to Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them. Our Annual Report on Form 10-K is also available on our website, pfsi.pennymac.com, under “SEC Filings.”

Other Matters

Delinquent Section 16(a) Reports

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2025, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, directors and beneficial owners of more than ten percent of our common stock were complied with on a timely basis.

Other Matters for Consideration at the Annual Meeting

As of the date of this Proxy Statement, our Board does not know of any matter that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting, your signed proxy card authorizes David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

Householding of Proxy Materials

As permitted by the SEC, we will deliver a single copy of the notice, proxy statement and annual report to stockholders who have the same address and last name, unless we have received contrary instructions from such stockholders. Each stockholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs, which is consistent with our corporate sustainability efforts. We will promptly deliver a separate copy of the proxy statement and annual report to any such stockholder upon written or oral request. A stockholder wishing to receive a separate proxy statement or annual report can notify us at Investor Relations, PennyMac Financial Services, Inc., 3043 Townsgate Road, Westlake Village, California 91361, telephone: (818) 264-4907. Similarly, stockholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting us as described above.

78	| 2026 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

Information Concerning Voting and Solicitation

General Meeting Information

The 2026 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2026 on Wednesday, June 3, 2026 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. The Board is soliciting proxies to be voted at our Annual Meeting. Pursuant to rules adopted by the SEC, we have elected to provide access to the below listed proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. On or about April 20, 2026, we began mailing a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the proxy materials, vote, and request paper copies of the proxy materials. Access to the proxy materials and online voting will be available at www.proxyvote.com. We believe this process expedites stockholders’ receipt of the proxy materials, lowers the cost of printing and distribution, and reduces the environmental impact associated with the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

This Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, are available at www.proxyvote.com. At this website, you will find a complete set of the following proxy materials: Notice of 2026 Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report and the form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Annual Meeting.

What am I voting on?

You will be entitled to vote on the following scheduled proposals at the Annual Meeting:

•

The election of ten (10) directors, David A. Spector, Doug Jones, Sunil Chandra, Jonathon S. Jacobson, Patrick Kinsella, Anne D. McCallion, Farhad Nanji, Jeffrey A. Perlowitz, Lisa M. Shalett and Theodore W. Tozer, each for a one-year term expiring at the 2027 annual meeting of stockholders;

•	The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Directors recommend that I vote on these proposals?

Our Board of Directors, or the Board, recommends that you vote “FOR” the approval of Proposals 1, 2 and 3.

Who can attend the Annual Meeting?

Our Board has set April 6, 2026 as the record date for the Annual Meeting.

The 2026 Annual Meeting will be conducted online via live webcast at www.virtualshareholdermeeting.com/PFSI2026 on Wednesday, June 3, 2026 at 11:00 a.m. Pacific Time, subject to any postponements or adjournments thereof. To be admitted to the Annual Meeting virtually, you will need to log in to

www.virtualshareholdermeeting.com/PFSI2026 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 11:00 a.m. Pacific Time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the 2026 Annual Meeting or during the meeting time, please call the technical support number on the virtual meeting site. Stockholders may submit questions related to the items of business set forth on the agenda in advance of the Annual Meeting by sending an email to PFSI_IR@pennymac.com (stockholders are asked to include the full name of the account holder so we can confirm your status as a stockholder). Questions must be received by 5:00 PM PT on June 02, 2026.

Who is entitled to vote at the Annual Meeting?

If you were a stockholder of record of our common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. As of the record date, 51,923,059 shares of common stock were issued and outstanding. You are entitled to one vote on each proposal for each share of common stock you held on the record date.

| 2026 Proxy Statement	79

INFORMATION CONCERNING VOTING AND SOLICITATION

How many shares must be present to hold the Annual Meeting?

The presence in person (virtually via live webcast) or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the Annual Meeting on any matter constitutes a quorum, which is required in order to hold the Annual Meeting and conduct business. Abstentions and broker non-votes will be counted towards the quorum requirement. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies.

What stockholder approvals are required to approve the proposals?

Proposal 1. Our Amended and Restated Bylaws provide for a majority voting standard for the election of directors in an uncontested election. Under this voting standard, directors will be elected at the Annual Meeting by a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” that director. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

If any incumbent nominee for director fails to receive the required majority vote for election or re-election, the director will promptly tender to the Board for its consideration his or her offer to resign from the Board.

Proposals 2 & 3. Approval of our proposals to ratify the appointment of Deloitte & Touche LLP and to approve our executive compensation requires the affirmative vote of a majority of votes cast by holders of our common stock, meaning that the number of shares voted “FOR” such proposal must exceed the number of shares voted “AGAINST” that proposal. Abstentions and broker non-votes will have no effect on the proposals.

Please note, however, that the vote on Proposals 2 and 3 will be advisory only and will not be binding. The results of the votes on these proposals will be taken into consideration by our Board or the appropriate committee of our Board, as applicable, when making future decisions regarding these matters.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your signed proxy card or Internet or telephonic voting instructions will authorize our designated proxies, David A. Spector, our Chairman and Chief Executive Officer, and Derek W. Stark, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a stockholder of record?

If you were a stockholder of record of our common stock as of the close of business on the record date, you may vote as instructed on the proxy card by using one of the following methods:

By Mail. If you received a printed copy of the proxy materials, please mark your selections on, and sign and date, the printed proxy card, and return the proxy card by mail in the postage-paid envelope provided.

By Internet. To vote by Internet, go to www.proxyvote.com and follow the instructions at that website. Internet voting is available 24 hours a day, although your vote by Internet must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. If you vote by Internet, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for Internet voting instructions.

By Telephone. To vote by telephone, registered stockholders should dial 800-690-6903 and follow the recorded instructions. Telephone voting is available 24 hours a day, although your vote by phone must be received by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. You will need the control number found either on the Notice or on the proxy card if you are receiving a printed copy of these materials. If you vote by telephone, do not return your proxy card or voting instruction card. If you are a registered stockholder, you will need to have your proxy card in hand when you call and then follow the instructions. If you hold your shares in “street name,” please refer to the Notice or voting instruction card provided to you by your broker, bank or other holder of record for telephone voting instructions.

Online Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/PFSI2026 during the meeting.

If you vote prior to the Annual Meeting, it will assure that your vote is counted. Even if you plan to attend the online Annual Meeting, we encourage you to vote in advance of the Annual Meeting, so your vote will be counted if you later decide not to attend the Annual Meeting. Whether you vote by mail, by Internet, by telephone or at the online Annual Meeting, the proxies identified

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INFORMATION CONCERNING VOTING AND SOLICITATION

will vote the shares as to which you are the stockholder of record in accordance with your instructions. If a printed proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of common stock are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares of common stock are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares of common stock in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the Board’s recommendations as follows:

•	FOR the election of the director nominees identified in this Proxy Statement to serve on our Board of Directors, each for a term expiring at the 2027 annual meeting of stockholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Annual Meeting by delivering a written notice of revocation to the attention of our Secretary at 3043 Townsgate Road, Westlake Village, California 91361, or delivering a duly executed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the election of each nominee for the Board identified in this Proxy Statement. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote.

Abstentions and broker non-votes will not have any effect on a proposal where the requirement for approval is the affirmative vote of the majority of votes cast. Accordingly, abstentions and broker non-votes will not have any effect on Proposals 1, 2 and 3.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the NYSE. Under NYSE rules, brokers, banks and other securities intermediaries that are subject to the NYSE rules and that hold our common stock in street name for customers that are the beneficial owners of those shares may use their discretion to vote your “uninstructed” shares on matters that are considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters, including the election of directors and our executive compensation program, without specific instructions from those customers. When a broker, bank or other agent lacks authority to vote under these circumstances because they have not received voting instructions from the beneficial owner of the shares, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting. Proposals 1 and 3 are considered to be “non-routine” under NYSE rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, Proposal 2 is considered to be “routine” under NYSE rules and thus if you do not return your voting instructions to your broker, your shares may be voted by your broker in its discretion on Proposal 2.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of stockholders of record. Representatives of our Company will serve as the Inspector of Elections.

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INFORMATION CONCERNING VOTING AND SOLICITATION

How will we solicit proxies for the Annual Meeting?

We are soliciting proxies from our stockholders by mailing the Notice and providing internet access, at www.proxyvote.com, to our Notice of the 2026 Annual Meeting of Stockholders, Proxy Statement, 2025 Annual Report to Stockholders, and proxy card or voting instruction form. In addition, some of our directors and officers may make additional solicitations by telephone or in person.

Who bears the cost of soliciting proxies?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice. To the extent any of our directors or officers solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of our common stock will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates.

Can I access the Company’s proxy materials and Annual Report to Stockholders electronically?

This Proxy Statement and our 2025 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, or Fiscal 2025, are available at www.proxyvote.com and on the Company’s Investor Relations website, www.pfsi.pennymac.com/2026AnnMtg.

When are stockholder proposals due for the 2027 Annual Meeting of Stockholders?

No stockholder proposals were received by us to be presented at the Annual Meeting. We intend to hold next year’s annual meeting of stockholders on approximately the same date as the Annual Meeting. Accordingly, if you are submitting a proposal for possible inclusion in next year’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive the proposal no later than December 21, 2026. If you are submitting a proposal or nomination for consideration at next year’s annual meeting other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal or nomination no earlier than February 3, 2027 and no later than March 5, 2027, pursuant to the terms of our amended and restated bylaws, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the preceding annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b).

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Financial Services, Inc.

Attention: Investor Relations

3043 Townsgate Road

Westlake Village, California 91361

Phone: (818) 264-4907

Email: PFSI_IR@pennymac.com

82	| 2026 Proxy Statement

PENNYMAC FINANCIAL SERVICES, INC.

3043 TOWNSGATE ROAD

WESTLAKE VILLAGE, CA 91361

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PFSI2026

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	V94138-P50562	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENNYMAC FINANCIAL SERVICES, INC.

The Board of Directors recommends you vote FOR the following:

1.  To elect the ten (10) director nominees identified in the enclosed Proxy Statement to serve on our Board of Directors, each for a one-year term expiring at the 2027 Annual Meeting of Stockholders.

      Nominees:

	For	Against	Abstain

1a. David A. Spector	☐	☐	☐

1b. Doug Jones	☐	☐	☐

1c. Sunil Chandra	☐	☐	☐

1d. Jonathon S. Jacobson	☐	☐	☐

1e. Patrick Kinsella	☐	☐	☐

1f. Anne D. McCallion	☐	☐	☐

1g. Farhad Nanji	☐	☐	☐

1h. Jeffrey A. Perlowitz	☐	☐	☐

1i. Lisa M. Shalett	☐	☐	☐

1j. Theodore W. Tozer	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	For	Against	Abstain

2. To ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

3. To approve, by non-binding vote, our executive compensation.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report are available at www.proxyvote.com.

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V94139-P50562

PENNYMAC FINANCIAL SERVICES, INC. Annual Meeting of Stockholders June 3, 2026 11:00 AM PDT THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Spector and Derek W. Stark, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Financial Services, Inc. the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 3, 2026, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side